                                                                   EXHIBIT 10.21

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                                CREDIT AGREEMENT


                                   dated as of


                               September 30, 1999


                                      among


                       CHICAGO BRIDGE & IRON COMPANY N.V.



                            The Lenders Party Hereto


                                       and


                                  BANK ONE, NA
                             as Administrative Agent

                         BANC ONE CAPITAL MARKETS, INC.
                                as Lead Arranger

                                       and

                                BANK OF MONTREAL
                      as Co-Arranger and Syndication Agent

                                       and

                            THE CHASE MANHATTAN BANK
                             as Documentation Agent


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



                                TABLE OF CONTENTS


                                                                        Page

ARTICLE IDefinitions.......................................................1
         SECTION 1.01.  Defined Terms......................................1
         SECTION 1.02.  Classification of Loans and Borrowings............23
         SECTION 1.03.  Terms Generally...................................23
         SECTION 1.04.  Accounting Terms; GAAP............................24

ARTICLE IIThe Credits.....................................................24
         SECTION 2.01.  Commitments.......................................24
         SECTION 2.02.  Loans and Borrowings..............................25
         SECTION 2.03.  Requests for Revolving Borrowings.................25
         SECTION 2.04.  Swing Line Loans..................................26
         SECTION 2.05.  Letters of Credit.................................32
         SECTION 2.06.  Funding of Borrowings.............................39
         SECTION 2.07.  Interest Elections................................40
         SECTION 2.08.  Termination and Reduction of Commitments..........42
         SECTION 2.09.  Repayment of Loans; Evidence of Debt..............42
         SECTION 2.10.  Prepayment of Loans...............................43
         SECTION 2.11.  Fees..............................................44
         SECTION 2.12.  Interest..........................................45
         SECTION 2.13.  Alternate Rate of Interest........................47
         SECTION 2.14.  Increased Costs...................................47
         SECTION 2.15.  Break Funding Payments............................49
         SECTION 2.16.  Taxes.............................................50
         SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                        Sharing of Set-offs...............................51
         SECTION 2.18.  Mitigation Obligations; Replacement of
                        Lenders...........................................53
         SECTION 2.19.  Borrowing Subsidiaries............................54

ARTICLE IIIRepresentations and Warranties.................................55
         SECTION 3.01.  Organization; Powers..............................55
         SECTION 3.02.  Authorization; Enforceability.....................55
         SECTION 3.03.  Governmental Approvals; No Conflicts..............55
         SECTION 3.04.  Financial Condition; No Material Adverse
                        Change............................................56
         SECTION 3.05.  Properties........................................56
         SECTION 3.06.  Litigation and Environmental Matters..............56

         SECTION 3.07.  Compliance with Laws and Agreements...............57
         SECTION 3.08.  Investment and Holding Company Status.............57
         SECTION 3.09.  Taxes.............................................57
         SECTION 3.10.  ERISA.............................................58
         SECTION 3.11.  Disclosure........................................58
         SECTION 3.12.  Subsidiaries; Guarantors..........................58
         SECTION 3.13.  Use of Proceeds...................................58
         SECTION 3.14.  Solvency..........................................59
         SECTION 3.15.  Federal Reserve Regulations.......................59
         SECTION 3.16.  Year 2000 Issues..................................59

ARTICLE IVConditions......................................................59
         SECTION 4.01.  Effective Date....................................59
         SECTION 4.02.  Each Credit Event.................................61
         SECTION 4.03.  Initial Borrowing by Each Borrowing
                        Subsidiary........................................62

ARTICLE VAffirmative Covenants............................................62
         SECTION 5.01.  Financial Statements and Other
                        Information.......................................62
         SECTION 5.02.  Notices of Material Events........................64
         SECTION 5.03.  Existence; Conduct of Business....................64
         SECTION 5.04.  Payment of Obligations............................65
         SECTION 5.05.  Maintenance of Properties; Insurance..............65
         SECTION 5.06.  Books and Records; Inspection Rights..............65
         SECTION 5.07.  Compliance with Laws..............................65
         SECTION 5.08.  Use of Proceeds and Letters of Credit.............66
         SECTION 5.09.  Further Assurances................................66
         SECTION 5.10.  Year 2000 Issues..................................67

ARTICLE VINegative Covenants..............................................67
         SECTION 6.01.  Indebtedness......................................67
         SECTION 6.02.  Liens.............................................68
         SECTION 6.03.  Fundamental Changes...............................69
         SECTION 6.04.  Investments, Loans, Advances, Guarantees
                        and Acquisitions..................................70
         SECTION 6.05.  Hedging Agreements................................70
         SECTION 6.06.  Transactions with Affiliates......................71
         SECTION 6.07.  Restrictive Agreements............................71
         SECTION 6.08.  Capital Expenditures..............................71
         SECTION 6.09.  Consolidated Interest Coverage Ratio..............72
         SECTION 6.10.  Consolidated Leverage Ratio.......................72
         SECTION 6.11.  Consolidated Adjusted Net Worth...................72

ARTICLE VIIEvents of Default..............................................72

ARTICLE VIIIThe Administrative Agent......................................75

ARTICLE IXGuarantee.......................................................78

ARTICLE XMiscellaneous....................................................80
         SECTION 10.01.  Notices..........................................80
         SECTION 10.02.  Waivers; Amendments..............................81
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver...............82
         SECTION 10.04.  Successors and Assigns...........................84
         SECTION 10.05.  Survival.........................................87
         SECTION 10.06.  Counterparts; Integration;
                         Effectiveness....................................87
         SECTION 10.07.  Severability.....................................88
         SECTION 10.08.  Right of Setoff..................................88
         SECTION 10.09.  Governing Law; Jurisdiction; Consent to
                         Service of Process...............................88
         SECTION 10.10.  WAIVER OF JURY TRIAL.............................89
         SECTION 10.11.  Headings.........................................89
         SECTION 10.12.  Confidentiality..................................89
         SECTION 10.13.  Interest Rate Limitation.........................90
         SECTION 10.14.  Conversion of Currencies.........................91

SCHEDULES:

Schedule 1.01 -- Material Subsidiaries and Foreign Subsidiaries that are not
                     Excluded Foreign Subsidiaries
Schedule 2.01 -- Commitments
Schedule 3.06 -- Litigation and Environmental Matters
Schedule 3.07 -- Compliance with Laws and Agreements
Schedule 3.12 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.09 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of U.S. Counsel for the Borrowers
Exhibit C -- Form of Opinion of Netherlands Counsel for the Borrowers Exhibit D -- Form of Borrowing Subsidiary Agreement
Exhibit E -- Form of Borrowing Subsidiary Termination
Exhibit F -- Guarantor Agreement
Exhibit G-1 --  Alternate Currency Addendum-Australian Borrower
Exhibit G-2 --  Alternate Currency Addendum-Canadian Borrower

                                    CREDIT AGREEMENT dated as of September 30,
                           1999, among CHICAGO BRIDGE & IRON COMPANY N.V., the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, BANK ONE, NA, as Administrative Agent, Bank of Montreal, as Syndication Agent, and The Chase Manhattan Bank, as Co-Agent.

                  The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to establish the credit facilities provided for herein to be used for the general corporate purposes of the Borrowers. The Lenders are willing to establish such credit facilities upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Bank One, NA, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement Currency" has the meaning assigned to such term in
Section 10.14.

                  "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

                  "Alternate Currency" shall mean any Eligible Currency which the applicable Borrower requests a Swing Line Lender to include as an Alternate Currency hereunder and which is acceptable to such Swing Line Lender and with respect to which an Alternate Currency Addendum has been executed by the applicable Borrower and the applicable Swing Line Lender in connection therewith.

                  "Alternate Currency Addendum" means an addendum substantially in the form of Exhibits G-1 or G-2 with such modifications thereto as shall be approved by the applicable Swing Line Lender.

                  "Alternate Currency Borrower" means each of the Borrower's Foreign Subsidiaries, whether now existing or hereafter formed, that is a party to an Alternate Currency Addendum and its respective successors and assigns.

                  "Alternate Currency Interest Period" means, with respect to any Alternate Currency Loan, the Interest Period as set forth on the applicable Alternate Currency Addendum.

                  "Alternate Currency Loan" means any Swing Line Loan denominated in an Alternate Currency made to an Alternate Currency Borrower pursuant to Section 2.04 and an Alternate Currency Addendum.

                  "Alternate Currency Rate" means, for any day for any Alternate Currency Loan, the per annum rate of interest selected by the applicable Alternate Currency Borrower under and as set forth in the applicable Alternate Currency Addendum.

                  "Applicable Creditor" has the meaning assigned to such term in
Section 10.14.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to the Eurodollar Revolving Loans, the facility fees payable hereunder or the Committed Letters of Credit, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "Facility Fee Rate", or "L/C Participation Fees", as the case may be, based upon the Consolidated Leverage Ratio as set forth below:

=======================================================================================================
                    Consolidated Leverage  Eurodollar  Facility Fee  L/C Participation Fees
     Categories:            Ratio            Spread        Rate      Performance L/Cs    Standby L/Cs
-------------------------------------------------------------------------------------------------------
     Category 1     Less than 1.0 to 1.0      .675%        .200%
-------------------------------------------------------------------------------------------------------
     Category 2     Greater than or equal
                    to 1.0 to 1.0 but
                    less than 1.5 to 1.0      .750%        .250%
-------------------------------------------------------------------
     Category 3     Greater than or equal                               75% of the        100% of the
                    to 1.5 to 1.0 but         1.00%        .250%     Applicable Rate    Applicable Rate
                    less than 2.0 to 1.0                              for Eurodollar    for Eurodollar
                                                                     Revolving Loans    Revolving Loans
-------------------------------------------------------------------
     Category 4     Greater than or equal
                    to 2.0 to 1.0             1.20%        .300%
=======================================================================================================

Except as set forth below, the Consolidated Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the fiscal quarter end next preceding the Financial Statement Delivery Date occurring on or most recently prior to such date; provided that from the date hereof until the Financial Statement Delivery Date next following December 31, 1999, the Eurodollar Spread, Facility Fee and L/C Participation Fees will be determined by reference to Category 2; provided further, that if any Financial Statement Delivery Date shall have occurred and the financial statements required to have been delivered under Section 5.01(a) or (b) by such date have not yet been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to the Category next below that in effect immediately prior to such Financial Statement Delivery Date.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means the Company or any Borrowing Subsidiary.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) Swing Line Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03 or a Swing Line Loan in accordance with Section 2.04.

                  "Borrowing Subsidiary" means, at any time, any Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to
Section 2.19 that has not ceased to be a Borrowing Subsidiary pursuant to such Section or Article VII.

                  "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit D.

                  "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit E.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  A "Change in Control" will be deemed to have occurred (a) in the event of the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 25% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; and (b) if at any date members of the Company's board of directors or comparable governing body who were members of such board or comparable body for a twelve month period prior to such date, or who were nominated by 2/3 of the members then in office who were members for such period or who were so nominated, shall cease to constitute a majority of such board of directors or comparable governing body.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Banks (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Banks' holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swing Line Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and Swing Line Loans and to acquire participations in Swing Line Loans and Committed Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04. The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

                  "Committed LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Committed Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Committed Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Committed LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Committed LC Exposure at such time.

                  "Committed Letter of Credit" means a Letter of Credit issued pursuant to Section 2.05(b)(i).

                  "Company" means Chicago Bridge & Iron Company N.V., a Netherlands Corporation.

                  "Competitive L/C Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Competitive Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Competitive Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Competitive LC Exposure of any Lender at any time shall be the portion of the aggregate Competitive LC Exposure attributable to Competitive Letters of Credit issued by it.

                  "Competitive Letter of Credit" means a Letter of Credit issued pursuant to Section 2.05(b)(ii).

                  "Competitive Letter of Credit Bid" means an offer by an Issuing Bank to issue a Competitive Letter of Credit in accordance with Section 2.05(b)(ii).

                  "Competitive Letter of Credit Bid Rate" means, with respect to any Competitive Letter of Credit Bid, the fee for which an Issuing Bank would be willing to issue a Competitive Letter of Credit, expressed as a percentage rate per annum on the face amount of such Letter of Credit.

                  "Competitive Letter of Credit Request" means a request by a Borrower for Competitive Letter of Credit Bids in accordance with Section 2.05(b)(ii).

                  "Consolidated Adjusted Net Worth" means total shareholders' equity of the Company and its consolidated Subsidiaries but excluding cumulative foreign currency translation adjustments and the after-tax effect of any non-cash charge up to an amount not to exceed $25,000,000 in connection with any write-off of the Tuban Receivables, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Capital Expenditures" means, for any period, all additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries (including assets acquired pursuant to capital leases) that are (or would be) reflected in a consolidated statement of cash flow of the Company for such period prepared in accordance with GAAP. Consolidated Capital Expenditures during any period shall exclude up to $6,000,000 of purchases of equipment in the ordinary course of business to the extent the amount of such purchases is not in excess of the proceeds of sales during the preceding 12 months of equipment no longer required in connection with existing or completed projects, but shall not otherwise be reduced by dispositions of property, plant or equipment during such period.

                  "Consolidated EBIT" means, for any period, the Consolidated Net Income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such Consolidated Net Income and without duplication, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) any other non-cash charges, and (d) extraordinary losses during such period, minus, to the extent added in computing such Consolidated Net Income and without duplication, (y) any non-cash income and (z) extraordinary gains during such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such Consolidated Net Income and without duplication, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any other non-cash charges, and (e) extraordinary losses during such period, minus, to the extent added in computing such Consolidated Net Income and without duplication,
(y) any non-cash income and (z) extraordinary gains during such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the gross interest expense of the Company and its consolidated Subsidiaries, including (i) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (ii) capitalized interest expense, (iii) pay-in-kind interest expense and (iv) the amortization of debt discounts, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, at any time, the ratio of
(a) Total Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that in determining Consolidated Net Income there shall be excluded (a) that portion of the income and expenses of any Subsidiary attributable to a joint interest therein held by any person, other than the Company or any of the Subsidiaries or any director holding qualifying shares in accordance with applicable law, and (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of the Subsidiaries or the date that person's assets are acquired by the Company or any of the Subsidiaries.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Corporate Base Rate" means the rate of interest per annum publicly announced from time to time by Bank One, NA as its corporate base rate of interest in effect at its principal office in Chicago; each change in the Corporate Base Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Subsidiary" has the meaning assigned to such term in Section 5.09.

                  "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Borrowing Subsidiary" means any Borrowing Subsidiary that is a Domestic Subsidiary.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any jurisdiction in the United States.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  "Eligible Currency" means any currency other than Dollars with respect to which the Administrative Agent or the applicable Borrower has not given notice in accordance with Section 2.04(j) and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Alternate Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (ii) as to which, in the determination of the Administrative Agent, an Equivalent Amount is not readily calculable (each of clause (i) and (ii), a "DISQUALIFYING EVENT"), then the Administrative Agent shall promptly notify the Lenders and the applicable Borrower, and such country's currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administative Agent, the applicable Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Alternate Currency, subject to the other terms contained in Article II.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices imposing requirements or binding agreements issued, promulgated or entered into by any Governmental Authority, which relate in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, or legally enforceable agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent or applicable Swing Line Lender, as applicable, in the London interbank market (or other market where the Administrative Agent's or applicable Swing Line Lender's, as applicable, foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time) two (2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the applicable Swing Line Lender from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or applicable Swing Line Lender, as applicable, may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Foreign Subsidiary" means any Foreign Subsidiary other than those listed as Foreign Subsidiaries that are not Excluded Foreign Subsidiaries on Schedule 1.01.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)), (I) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.16(a) and (II) any withholding tax that is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

                  "Existing Indebtedness" has the meaning assigned to such term in Section 6.01.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any Person, means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Financial Statement Delivery Date" means the 120th day following the end of each fiscal year of the Company, and the 60th day following the end of each of the first three fiscal quarters in each fiscal year of the Company.

                  "Foreign Lender" means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is not organized under the laws of any jurisdiction in the United States.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
(i) endorsements for collection or deposit in the ordinary course of business,
(ii) guarantees by the Company or any Subsidiary of Indebtedness of any Subsidiary or the Company, (iii) guarantees by the Company or any Subsidiary of performance bonds and letters of credit to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects, (iv) guarantees by the Company or any Subsidiary of the performance of the obligations of any Subsidiary of the Company or (v) guarantees of the obligations of the Company or any Subsidiary under any Hedging Agreement not prohibited by this Agreement.

                  "Guarantor Agreement" means a Guarantor Agreement in the form of Exhibit F.

                  "Guarantors" means the Company and the Subsidiary Guarantors.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas at levels regulated by relevant Governmental Authorities, and all other substances or wastes regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity or security price hedging arrangement or credit derivative.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or party responsible for reimbursement of payments made in respect of letters of credit, letters of guaranty and surety bonds, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) all repurchase obligations or liabilities of such Person or any of the subsidiaries with respect to receivables sold by such Person or any of its subsidiaries in any securitization transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing definition, Indebtedness shall not include any payment or other obligations to Praxair or its Affiliates in respect of employee benefits under the Employee Benefits Disaffiliation Agreement dated January 1, 1997, between Company and Praxair, as amended from time to time.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to each Swing Line Loan denominated in Dollars which is not an ABR Loan, the agreed upon maturity, and (d) with respect to each Alternate Currency Loan, on the date prescribed in the applicable Alternate Currency Addendum.

                  "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect, and (b) with respect to any Alternate Currency Borrowing, the Alternate Currency Interest Period; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such

Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Banks" means the Lenders designated as issuers of Letters of Credit in Schedule 2.01 and each other Lender that shall agree from time to time to serve as an Issuing Bank in an instrument executed by such Lender, the Company and the Administrative Agent. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Banks" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Judgment Currency" has the meaning assigned to such term in
Section 10.14.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means the aggregate amount of the Committed LC Exposure and the Competitive LC Exposure.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any Committed Letter of Credit or Competitive Letter of Credit.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such

Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans or other financial accommodations made by the Lenders to the Borrowers pursuant to this Agreement and any Alternate Currency Addendum, including, without limitation, any financial accommodation provided by a Lender to a Borrower with respect to bankers' acceptances accepted by such Lender.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to perform its obligations under this Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Obligations), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" means (a) any Borrowing Subsidiary, (b) any Subsidiary that directly or indirectly owns or Controls any Borrowing Subsidiary or other Material Subsidiary and (c) any other Subsidiary (i) the consolidated net revenues of which for the most recent fiscal year of the Company for which audited financial statements have been delivered pursuant to
Section 5.01 were greater than 3% of the Company's consolidated net revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 3% of the Company's consolidated tangible assets as of such date; provided that, if at any time the aggregate amount of the consolidated net revenues or consolidated tangible assets of all Subsidiaries that are not Material Subsidiaries exceeds 10% of the Company's consolidated net revenues for any such fiscal year or 10% of the Company's consolidated tangible assets as of the end of any such fiscal year, the Company (or, in the event the Company has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements. The Material Subsidiaries on the date hereof are identified in Schedule 1.01 hereto.

                  "Maturity Date" means the third anniversary of the date of this agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Obligations" means all obligations of the Borrowers and the Guarantors under this Agreement and the Borrowing Subsidiary Agreements with respect to the payment of (i) the principal of and interest on the Loans and LC Disbursements when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all payment obligations of any Borrower with respect to bankers' acceptances accepted by any Lender pursuant to this Agreement and any applicable Alternate Currency Addendum and (iii) all other monetary obligations of the Borrowers and Guarantors hereunder and thereunder.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Performance Letter of Credit" means a Letter of Credit issued to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects.

                  "Permitted Acquisition" means any acquisition by the Company or a Subsidiary of a majority of the capital stock (other than directors' qualifying shares) of any other Person, or of assets of any Person constituting a division or other business unit; provided that (a) the Company would be permitted to engage in the business conducted by such Person or Business unit under Section 6.04(b), (b)the acquisition is consummated pursuant to a negotiated acquisition agreement on a nonhostile basis and approved by the board of directors of the Person whose stock or assets are being acquired prior to consummation of such acquisition and (c) prior to such acquisition, the Company shall deliver to the Administrative Agent and the Lenders a certificate demonstrating to the satisfaction of the Administrative Agent that after giving effect to such acquisition, on a pro forma basis in respect of each such acquisition as if the acquisition had occurred on the first day of the 12-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Sections 6.08, 6.09, 6.10 and 6.11 and not otherwise in Default.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old age pension and other social security laws or regulations;

                  (d) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P) and commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's; and

                  (f) Investments in overnight Eurodollar deposits at offshore branches of the Administrative Agent pursuant to the Administrative Agent's Overnight Automatic Sweep Investment Service.


                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001 (a)(13) of ERISA.

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Relevant Jurisdiction" means (i) in the case of any loan to any Domestic Borrowing Subsidiary, the United States of America, and (ii) in the case of any Loan to the Company and to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by the Company or such Borrowing Subsidiary under this Agreement.

                  "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable as Capital Lease Obligations of such Person.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing greater than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive LC Exposures of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Committed LC Exposure at such time and the outstanding principal balance of such Lender's participations in Swing Line Loans.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Standby Letter of Credit" means any Letter of Credit other than a Performance Letter of Credit.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Company.

                  "Subsidiary Guarantor" means each Subsidiary that is delivering a Guarantor Agreement on the date hereof and each other Subsidiary that becomes a Guarantor in accordance with Section 5.09.

                  "Swing Line Lender" means Bank One, NA or any other Lender (or any Affiliate, branch or agency thereof) with a Swing Line Commitment. If any agency, branch or Affiliate of any Lender shall be a party to an Alternate Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

                  "Swing Line Commitment" means the obligation of a Swing Line Lender to make Swing Line Loans up to a maximum principal amount at any one time outstanding not in excess of such Swing Line Lender's Swing Line Commitment as set forth on Schedule 2.01.

                  "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.04 hereof.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Debt" means, at any date, all Indebtedness of the Company and its consolidated Subsidiaries on a consolidated basis at such date, other than performance and surety bonds and letters of credit securing ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects.

                  "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantors of this Agreement, the Borrowing Subsidiary Agreements and the Guarantor Agreements, the borrowing of Loans and obtaining of Letters of Credit, the use of the proceeds of such Loans and the use of such Letters of Credit.

                  "Tuban Receivables" means the receivables related to the PT. Trans-Pacific Petrochemical Indotama project in Tuban, Indonesia, where the Company is a subcontractor for petrochemical storage facilities.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly Owned Subsidiary" means a subsidiary, all the capital stock of which (other than directors' qualifying shares), is owned by the Company or another Wholly Owned Subsidiary.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Year 2000 Issues" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, prior to, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., "Revolving Loan" or "Swing Line Loan") or by Type (e.g., "ABR Loan" or "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the aggregate Revolving Credit Exposures plus the aggregate Competitive L/C Exposures exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement; provided further, that to the extent any Lender shall exercise such option in a manner inconsistent with its mitigation obligations under Section 2.18(a), such Lender shall not be entitled to compensation under
Section 2.14 or 2.16 for any resulting cost, reduction in amounts received or receivable or reduction in return.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $4,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $4,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swing Line Loans. (a) (i) Upon the satisfaction of the conditions precedent set forth in this Article II and in Article IV hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum, if any, and prior to the Maturity Date (unless an earlier maturity date shall be specified in or pursuant to any applicable Alternate Currency Addendum), each Swing Line

Lender agrees, on the terms and conditions set forth in this Agreement and in any applicable Alternate Currency Addendum, to make Swing Line Loans, including Alternate Currency Loans, from time to time in Dollars or in the applicable Alternate Currency in an amount not to exceed such Swing Line Lender's applicable Swing Line Commitment as specified on Schedule 2.01, provided, however, at no time shall the Dollar Amount of the outstanding principal amount of the Loans in Australian Dollars to CBI Constructors Pty. Ltd., a company organized under the laws of Australia, exceed U.S. $8,000,000 (other than as a result of currency exchange rate fluctuations and then only to the extent permitted in this Section 2.04), at no time shall the Dollar Amount of the outstanding principal amount of Loans in Canadian Dollars to Horton CBI Limited, a company organized under the laws of Canada, exceed U.S.$8,000,000 (other than as a result of currency exchange rate fluctuations and then only to the extent permitted in this Section 2.04), and at no time shall the amount of the outstanding principal amount of Swing Line Loans made in Dollars to Chicago Bridge & Iron Company (Delaware), a corporation organized under the laws of the State of Delaware, exceed U.S.$10,000,000.

                  (ii) Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, if any, the applicable Alternate Currency Borrower may borrow, repay and reborrow Swing Line Loans, including Alternate Currency Loans, at any time prior the Maturity Date (unless an earlier maturity date shall be specified in or pursuant to the applicable Alternate Currency Addendum). On the Maturity Date, the outstanding principal balance of all Swing Line Loans, including all Alternate Currency Loans, shall be paid in full by the applicable Borrower in the currency in which such Swing Line Loan was borrowed.

                  (b) When a Borrower desires to borrow under this Section 2.04, the applicable Borrower shall deliver to the applicable Swing Line Lender, a Borrowing Request signed by it not later than 10:00 a.m. (local time for the office designated by such Swing Line Lender) at the office designated by the Swing Line Lender and the Administrative Agent specifying that such Borrower is requesting a Swing Line Loan pursuant to this Section 2.04 specifying (i) the applicable borrowing date which shall be a Business Day, (ii) the aggregate amount of the requested Swing Line Loan, (iii) whether such Borrowing shall be an ABR Borrowing or shall accrue interest at a rate agreed upon with the applicable Swing Line Bank or as prescribed in the

Applicable Alternate Currency Addendum, (iv) the currency which the Borrower desires to borrow, (v) if applicable, the interest period and (vi) if such Swing Line Loan is denominated in Dollars and bears interest at a rate other than the Alternate Base Rate, the agreed upon maturity of such Loan. Any Swing Line Loan denominated in Dollars shall be in a minimum amount agreed to by the applicable Swing Line Lender or an integral multiple as may be agreed to by the applicable Swing Line Lender. Any other Swing Line Loan shall be in the minimum amount specified in the applicable Alternate Currency Addendum. Any Borrowing Request given pursuant to this Section 2.04 shall be irrevocable. The designation of an agreed upon rate and maturity shall constitute a representation by the applicable Borrower that the applicable Swing Line Lender has agreed to such rate and maturity.

                  (c) Promptly after receipt of the Borrowing Request pursuant to Section 2.04(b) in respect of any Swing Line Loan, any Swing Line Lender other than the Administrative Agent shall notify the Administrative Agent by telecopy or other similar form of transmission of the requested Swing Line Loan. Not later than 3:00 p.m. (local time for the office designated by the applicable Swing Line Lender) on the applicable borrowing date, the applicable Swing Line Lender shall make available its Swing Line Loan to the applicable Borrower.

                  (d) Each Swing Line Lender shall furnish to the Administrative Agent on the date of such Borrowing and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Swing Line Loans made and repaid during the period since the last such report.

                  (e) Immediately upon the making of any Swing Line Loan, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Swing Line Lender an undivided interest and participation in and to such Swing Line Loan in an amount equal to each such Lender's Applicable Percentage of the Dollar Amount of such Swing Line Loan.

                  (f) (i) Each Swing Line Loan denominated in Dollars shall be paid in full or, provided the conditions set forth in Article II and Article IV hereof and in any applicable Alternate Currency Addendum are satisfied, continued as a Swing Line Loan by the applicable Borrower on or before the 14th Business Day after the borrowing date for such Swing Line Loan. Each Swing Line Loan denominated in any Alternate Currency shall be paid in full or, provided the conditions set forth in Article II and Article IV hereof and in any applicable Alternate Currency Addendum are satisfied, continued as a Swing Line Loan by the applicable Borrower on or before the 14th Business Day after the borrowing date for such Swing Line Loan or on any other maturity agreed to by the applicable Swing Line Lender and the applicable Borrower with respect to such Swing Line Loan or the end of the interest period agreed to by the applicable Swing Line Lender and the applicable Borrower with respect to such Swing Line Loan. Each Borrower may at any time pay, subject to the provisions of Section 2.15, all outstanding Swing Line Loans or, in a minimum Dollar Amount of $100,000, any portion of the outstanding Swing Line Loans. In addition, the applicable Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan denominated in Dollars, require each Lender to make a Revolving Loan in the amount of such Lender's Applicable Percentage of such Swing Line Loan for the purpose of repaying such Swing Line Loan which Revolving Loans shall be made as prescribed in Section 2.06.

                  (ii) If any Lender fails to make the required Revolving Loan available to the Administrative Agent, such Lender shall unconditionally purchase from the applicable Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan which has been made in Dollars, ratably in accordance with such Lender's Applicable Percentage multiplied by the amount of such Loan. Each such Lender shall pay to the applicable Swing Line Lender not later than one (1) Business Day following a request for payment from such Swing Line Lender an amount equal to the undivided interest in and participation in each Swing Line Loan made in Dollars deemed purchased by such Lender pursuant to Section 2.04(e).

                  (g) (i) Immediately and automatically upon the occurrence of an Event of Default under subsection (a), (h) or (i) of Article VII and at any other time upon the request of the applicable Swing Line Lender, each Lender shall unconditionally purchase from the applicable Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan which was made as an Alternate Currency Loan, ratably in accordance with such Lender's Applicable Percentage multiplied by the amount of such Loan, and immediately and automatically all Alternate

Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of such Alternate Currency Loan determined as of the date of such conversion.

                  (ii) Each of the Lenders shall pay to the applicable Swing Line Lender not later than one (1) Business Day following a request for payment from such Swing Line Lender, in Dollars, an amount equal to the undivided interest in and participation in each Swing Line Loan which was made as an Alternate Currency Loan deemed purchased by such Lender pursuant to Section 2.04(e).

                  (h) (i) In the event that any Lender fails to make payment to the applicable Swing Line Lender of any amount due under Section 2.04(f) or
Section 2.04(g), the Administrative Agent shall be entitled to receive, retain and apply against such obligation, the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in Section 2.04(f) and Section 2.04(g) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Swing Line Lender and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the applicable Swing Line Lender.

                  (ii) Each Lender's obligation to make the payments prescribed above shall not be affected by any circumstances including, without limitation, any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Administative Agent, the applicable Swing Line Lender or any other person, the occurrence or continuance of a Default or an Event of Default, any adverse change in the condition (financial or otherwise) of any of the Borrowers or any other circumstances, happening or event whatsoever.

                  (iii) All interest payable to a Swing Line Lender with respect to any Swing Line Loan shall be paid by the applicable Borrower to the applicable Swing Line Lender for the sole account of such Swing Line Lender unless and until each of the Lenders has made the required Revolving Loan pursuant to Section 2.04(f) or has purchased and paid for its participation in the Swing Line Loan as prescribed in Section 2.04(g).

                  (iv) Following the making of the Revolving Loans as required by Section 2.04(f) or the purchase and payment for participation interests as provided in Section 2.04(g) interest shall accrue for the ratable benefit of all Lenders that have made such Revolving Loans or purchased and paid for such participations. Each Swing Line Loan denominated in Dollars shall be an ABR Borrowing or shall bear interest at such other rate as agreed to by the applicable Swing Line Lender and the applicable Borrower. Each Swing Line Loan that is an Alternate Currency Loan shall bear interest as prescribed in the applicable Alternate Currency Addendum.

                  (i) The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the applicable Alternate Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement and the applicable Alternate Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit.

                  (j) Notwithstanding the satisfaction of all conditions referred to in this Agreement with respect to any Loan in any Alternate Currency, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of any Borrower, any Swing Line Lender, the Administrative Agent or the Required Lenders make it impracticable for the Alternate Currency Loans to be denominated in the Alternate Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower , the applicable Alternate Currency Bank and the Lenders, or the applicable Borrower shall give notice to the Administrative Agent, the applicable Swing Line Lenders and the Lenders, as the case may be, and such Alternate Currency Loans shall not be denominated in such currency.

                  (k) To the extent that any Borrower shall be obligated hereunder to pay in Dollars any Loan denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Loan (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent, and the Lenders are required to fund a purchase of a participation in such Loan, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Loan (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency exchange rate fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Issuing Bank, the Swing Line Lenders, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars.

                  (l) If on the last Business Day of any month the Dollar Amount of the Obligations exceeds the aggregate amount of the Commitments as a result of fluctuations in currency exchange rates, the applicable Borrower shall immediately prepay Loans in an aggregate amount such that after giving effect thereto, the Dollar Amount of the Obligations is less than or equal to the aggregate amount of the Commitments. If on the last Business Day of any month the Dollar Amount of the aggregate outstanding principal amount of the Alternate Currency Loans in a particular Alternate Currency exceeds the aggregate Alternate Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates, the applicable Borrower shall on such day prepay Alternate Currency Loans in such Alternate Currency in an aggregate amount such that after giving effect thereto the Dollar Amount of Alternate Currency Loans in such Alternate Currency is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Committed Letters of Credit for its own account in a form reasonably acceptable to the Administrative Agent and the Issuing Banks, and any Borrower may request the submission of Competitive Letter of Credit Bids pursuant to a Competitive Letter of Credit Bid Request, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. (i) To request the issuance of a Committed Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Committed Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the Issuing Bank selected by such Borrower and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice three (3) Business Days before issuance requesting the issuance of a Committed Letter of Credit, or identifying the Committed Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Committed Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Committed Letter of Credit, the name and address of the beneficiary thereof, whether such Committed Letter of Credit is to be a Performance Letter of Credit or a Standby Letter of Credit and such other information as shall be necessary to prepare, amend, renew or extend such Committed Letter of Credit. The Issuing Bank will issue any Committed Letter of Credit so requested at the time specified in such notice, subject to the other terms and conditions set forth herein.

                  (ii)(1) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Letter of Credit Bids and may (but shall not have any obligation to) accept Competitive Letter of Credit Bids and obtain the issuance of Competitive Letters of Credit. To request Competitive Letter of Credit Bids, a Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., Chicago time, six Business Days before the date of the proposed issuance of the Competitive Letter of

Credit. The Borrowers may submit multiple Competitive Letter of Credit Bid Requests on the same day. Each such telephonic Competitive Letter of Credit Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Letter of Credit Bid Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Competitive Letter of Credit Bid Request shall specify the Competitive Letter of Credit to be issued, amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Competitive Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Competitive Letter of Credit, the name and address of the beneficiary thereof, whether such Competitive Letter of Credit is to be a Performance Letter of Credit or a Standby Letter of Credit and such other information as shall be necessary to prepare, amend, renew or extend such Committed Letter of Credit. Promptly following receipt of a Competitive Letter of Credit Bid Request in accordance with this Section, the Administrative Agent shall notify the Issuing Banks of the details thereof by telecopy, inviting the Issuing Banks to submit Competitive Letter of Credit Bids.

                  (2) Issuing Banks may (but shall not have any obligation to) make one or more Competitive Letter of Credit Bids in response to a Competitive Letter of Credit Bid Request. Each Competitive Letter of Credit Bid must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy not later than 8:30 a.m., Chicago time, four Business Days before the proposed issue date of such Competitive Letter of Credit. Competitive Letter of Credit Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Issuing Banks as promptly as practicable. Each Competitive Letter of Credit Bid shall specify the Competitive Letter of Credit Bid Rate at which the Issuing Bank is prepared to issue the requested Competitive Letter of Credit (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places).

                  (3) The Administrative Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Letter of Credit Bid Rate specified in each Competitive Letter of Credit Bid and the identity of the

Issuing Bank that shall have made such Competitive Letter of Credit Bid.

                  (4) Subject only to the provisions of this paragraph, the applicable Borrower may accept or reject any Competitive Letter of Credit Bid. Such Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Letter of Credit Bid not later than 9:30 a.m., Chicago time, three Business Days before the date of the proposed issuance of the Competitive Letter of Credit; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Letter of Credit Bid, (ii) such Borrower shall not accept a Competitive Letter of Credit Bid made at a particular Competitive Letter of Credit Bid Rate if such Borrower rejects a Competitive Letter of Credit Bid at a lower Competitive Letter of Credit Bid Rate, and (iii) such Borrower shall accept only a single Competitive Letter of Credit Bid for each Competitive Letter of Credit specified in the Competitive Letter of Credit Request. A notice given by any Borrower pursuant to this paragraph shall be irrevocable.

                  (5) The Administrative Agent shall promptly notify each bidding Issuing Bank by telecopy whether or not its Competitive Letter of Credit Bid has been accepted (and, if so, the Competitive Letter of Credit Bid Rate so accepted), and the successful bidder will thereupon become bound, subject to the terms and conditions hereof, to issue the Competitive Letter of Credit in respect of which its Competitive Letter of Credit Bid has been accepted.

                  (6) If the Administrative Agent shall elect to submit a Competitive Letter of Credit Bid in its capacity as an Issuing Bank, it shall submit such Competitive Letter of Credit Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Issuing Banks are required to submit their Competitive Letter of Credit Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  (iii) A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the Competitive L/C Exposure shall not exceed the total Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Committed Letter of Credit (or an amendment to a Committed Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Committed Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Committed Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph
(e) of this Section 2.05, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Committed Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Committed Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding anything contained in this paragraph, the Issuing Bank in respect of any Competitive Letter of Credit shall bear the entire credit exposure associated therewith.

                  (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, in the case of a Committed Letter of Credit, or to the applicable Issuing Bank, in the case of a Competitive Letter of Credit, an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $500,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If such Borrower fails to make such payment when due in respect of any Committed Letter of Credit, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section
2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph in respect of any Committed Letter of Credit, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or any Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e)(i) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company and the Borrowers for whose account Letters of Credit have been issued shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, ratably in accordance with their LC Exposures, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks on a pro rata basis for LC Disbursements for Letters of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company and the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company or such Borrowers within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower (or of the Company) maintained with the Administrative Agent in Chicago and designated by such Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and Revolving Loans made to finance the payment of Swing Line Loans as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Swing Line Lender.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If such Borrower pays such amount to the Administrative Agent, then such payment shall fully discharge such Borrower's obligations hereunder with respect to the amount of principal or interest so paid.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this

Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and
(ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate Competitive LC Exposure would exceed the total Commitments.

                  (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the

Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date and (ii) to the Administrative Agent for the account of each applicable Swing Line Lender the then unpaid principal amount of each Swing Line Loan of such Lender made to such Borrower on the date such Swing Line Loan is due pursuant to Section 2.04 or, if earlier, the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The relevant Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  (c) If after giving effect to any prepayment of Loans either
(i) the sum of the aggregate Revolving Credit Exposures plus the aggregate Competitive L/C Exposures exceeds the aggregate Commitments or (ii) the Revolving Credit Exposure of any Lender exceeds the Commitment of such Lender, the Borrowers shall forthwith prepay Loans (and, if necessary, provide cash collateral to secure reimbursement obligations in respect of Letters of Credit) to the extent necessary to eliminate such excess.

                  SECTION 2.11. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Committed Letters of Credit, which shall accrue at the Applicable Rate on the average daily amount of such Lender's Committed LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any such Committed LC Exposure, and
(ii) to each Issuing Bank a fronting fee, which shall accrue on the undrawn amount of each Letter of Credit issued by such Issuing Bank during the period from and including the date hereof to but excluding the later of the date of termination of the Commitments and the date on which such Issuing Bank ceases to have any Letters of Credit outstanding, at a rate equal to (x) in the case of each Committed Letter of Credit, one-eighth of one percent (0.125%) and (y) in the case of each Competitive Letter of Credit, the Competitive Letter of Credit Bid Rate bid by such Issuing Bank and accepted by the applicable Borrower pursuant to Section 2.05(b)(ii), as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Committed or Competitive Letter of Credit or the processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing, including Swing Line Loans which accrue interest at the Alternate Base Rate pursuant to Section 2.04(b), shall bear interest at the Alternate Base Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) The Loans comprising each Alternate Currency Loan shall bear interest as prescribed in the applicable Alternate Currency Addendum.

                  (d) The Swing Line Loans denominated in Dollars that accrue interest at a rate agreed to between the applicable Swing Line Lender and the applicable Borrower shall bear interest at the agreed upon rate.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Swing Line Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Alternate Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Alternate Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or participating in any Alternate Currency Loan or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender or Issuing Bank to be material, then the Company will pay or cause the applicable Borrower to pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, by an amount deemed by such Lender or Issuing Bank to be material, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay or cause the applicable Borrower to pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and explaining in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Company will pay or will cause the applicable Borrower to pay such Lender or such Issuing

Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Company and the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section (i) in respect of any demand for compensation if it shall not be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements with Borrowers similarly situated or (ii) in respect of any Competitive Letter of Credit if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Letter of Credit Bid pursuant to which such Competitive Letter of Credit was made.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Swing Line Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) (or, in the case of Swing Line Loans denominated in Dollars which do not bear interest at the Alternate Base Rate, the agreed upon maturity), (b) the conversion of any Eurodollar Loan or Swing Line Loan other than on the last day of the Interest Period applicable thereto (or, in the case of Swing Line Loans denominated in Dollars which do not bear interest at the Alternate Base Rate, the agreed upon maturity), (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under

Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or Swing Line Loan other than on the last day of the Interest Period applicable thereto (or, in the case of Swing Line Loans denominated in Dollars which do not bear interest at the Alternate Base Rate, the agreed upon maturity) as a result of a request by the Company pursuant to
Section 2.18, then, in any such event, the Company shall compensate each Lender or Issuing Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or Swing Line Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or other rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of Swing Line Loans denominated in Dollars which do not bear interest at the Alternate Base Rate, the agreed upon maturity) (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender or Issuing Bank setting forth any amount or amounts that such Lender or Issuing Bank is entitled to receive pursuant to this Section, and explaining in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 11:00 a.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1 Bank One Plaza, Chicago, Illinois 60670, except payments to be made directly to the Issuing Bank or a Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars except as otherwise explicitly provided in this Agreement.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, and (iii) third, towards payment of other amounts due hereunder, ratably among the parties entitled thereto in accordance with the amounts then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swing Line Loans or LC Disbursements in respect of Committed Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swing Line Loans and LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swing Line Loans and LC Disbursements in respect of Committed Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swing Line Loans and LC Disbursements in respect of Committed Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Line Loans and LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing

Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to file any certificate or document requested by a Borrower or designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) in the judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or contrary to such Lender's policies. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than in respect of outstanding Competitive Letters of Credit issued by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swing Line Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.19. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary, or any Letter of Credit issued for the account of such Borrowing Subsidiary or reimbursement obligation related thereto, shall be outstanding. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender. Each party to this Agreement hereby accepts and approves the accession to this Agreement by any Wholly Owned Subsidiary which has signed a Borrowing Subsidiary Agreement and the termination thereof by any Wholly Owned Subsidiary which has signed a Borrower Subsidiary Termination.


                                   ARTICLE III

                         Representations and Warranties

                  The Company represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, the jurisdiction of its organization and every other jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Company's (and, as applicable, each Subsidiary's), corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each Guarantor Agreement has been duly executed and delivered by the Company and each Subsidiary party hereto and thereto and constitutes a legal, valid and binding obligation of the Company and each such Subsidiary, and each Borrowing Subsidiary Agreement (as to which a Borrowing Subsidiary Termination has not become effective) has been duly executed and delivered by the Company and the applicable Borrowing Subsidiary and constitutes a legal, valid and binding obligation of such Borrowing Subsidiary, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority with jurisdiction over the Company or any Subsidiary, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority with jurisdiction over the Company, (c) will not violate or result in a default under any indenture or any material agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (a) through (d) above, for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect or materially and adversely to affect the rights or interests of the Lenders.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Company has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 1998, and December 31, 1997, reported on by Arthur Andersen, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Since December 31, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries, taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as disclosed in Schedule 3.06 or matters disclosed in the Company's SEC Forms 10K or 10Q) or (ii) that involve this Agreement, any Borrowing Subsidiary Agreement or the Transactions.

                  (b) Except as disclosed in Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed in the last five years to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is currently subject to any Environmental Liability, (iii) has received written notice of any pending or threatened claim with respect to any Environmental Liability or (iv) has received notice of any future claim with respect to any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedules 3.06 and 3.07 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Except as disclosed in Schedule 3.07 and matters disclosed in the Company's SEC Forms 10K and 10Q, each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures and material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Company and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. Except as heretofore disclosed to the Lenders, the Company is not aware of any circumstance or event that exists or has occurred that it believes is materially likely to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Borrowing Subsidiary Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

                  SECTION 3.12. Subsidiaries; Guarantors. Schedule 3.12 sets forth as of the date hereof a list of all Subsidiaries of the Company and the percentage ownership interest of the Company therein. The Subsidiaries that have executed and delivered Guarantor Agreements constitute all the Subsidiaries (other than the Designated Subsidiaries) that are required to become Guarantors under Section 5.09.

                  SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request Letters of Credit only for the purposes specified in Section 5.08.

                  SECTION 3.14. Solvency. As of the Effective Date, (a) the fair value of the assets of the Company and the Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and the Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

                  SECTION 3.15. Federal Reserve Regulations. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         SECTION 3.16. Year 2000 Issues. Each of the Company and its Subsidiaries has made an assessment of the Year 2000 Issues and has a program for remediating the Year 2000 Issues on a timely basis. Based on this assessment and program, the Company does not reasonably anticipate any Material Adverse Effect as a result of Year 2000 Issues.


                                   ARTICLE IV

                                   Conditions


                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. The Administrative Agent shall have received from each Guarantor to the extent required under Section 5.09 either (i) a counterpart of an executed Guarantor Agreement signed on behalf of such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantor Agreement) that such Guarantor has signed a counterpart of a Guarantor Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Robert H. Wolfe, U.S. General Counsel for the Company and its Subsidiaries, and DeBrauw Blackstone Westbroek, Dutch counsel for the Company and its Subsidiaries, substantially in the forms of Exhibits B and C, respectively, and covering such other matters relating to the Company and its Subsidiaries, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company and its Subsidiaries hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and its Subsidiaries, the authorization of the Transactions and any other legal matters relating to the Company and its Subsidiaries, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date including the fees agreed to in the Fee Letter dated August 9, 1999 between the Company and the Administrative Agent and, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

                  (f) The Administrative Agent shall have received evidence satisfactory to it of termination of the commitments and repayment of all indebtedness under the Company's Credit Agreement dated March 6, 1997.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 2:00 p.m., Chicago time, on __________, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Company set forth in this Agreement and, in the case of a Borrowing by a Borrowing Subsidiary, the representations and warranties of such Borrowing Subsidiary in its Borrowing Subsidiary Agreement and, if applicable, Alternate Currency Addendum, shall be true and correct in all material respects on and as of the date of such Borrowing (other than the continuation or conversion of any Loan) or the date of issuance of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and, if applicable, the relevant Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                  SECTION 4.03. Initial Borrowing by Each Borrowing Subsidiary. The obligation of each Lender to make the initial Loan to, and the obligation of any Issuing Bank to issue the initial Letter of Credit for the account of, any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary and the Company;

                  (b) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of such Borrowing Subsidiary, the corporate power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

                  (c) with respect to any Foreign Subsidiary, receipt by the Administrative Agent of any governmental and third party approvals necessary in connection with the execution, delivery and performance by such Borrowing Subsidiary of this Agreement.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08, 6.09, 6.10 and 6.11; (iii) stating whether, to such officer's knowledge, any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and (iv) in the case of a delivery of financial statements under clause (a) above, attaching a revised Schedule 1.01 identifying the Material Subsidiaries as of the date of the balance sheet included in such financial statements;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. Promptly upon obtaining knowledge thereof, the Company will furnish to the Administrative Agent and each Lender written notice of the following:

                  (a) the occurrence of any Default that is continuing;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04 or the liquidation, dissolution or disposition (including by means of a merger or consolidation) of any Subsidiary that in the good faith judgment of the Board of Directors of the Company is no longer necessary or useful to the conduct of the business of the Company and the Subsidiaries.

                  SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and of the same or similar overall size.

                  SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. The Letters of Credit will be used for general corporate purposes.

                  SECTION 5.09. Further Assurances. (a) The Company will cause each Subsidiary that on the date of the initial Borrowing or issuance of a Letter of Credit is a Material Subsidiary (other than any Excluded Foreign Subsidiary) to execute and deliver to the Administrative Agent, prior to such Borrowing or issuance, a Guarantor Agreement under which it shall become and assume the obligations of a Guarantor hereunder. Promptly upon (i) the acquisition or formation of any Material Subsidiary (other than an Excluded Foreign Subsidiary), or (ii) any transfer of assets by the Company or one or more Subsidiaries to any existing Subsidiary (other than an Excluded Foreign Subsidiary) that results in such Subsidiary becoming a

Material Subsidiary, and not later than the next date on which financial statements are delivered pursuant to Section 5.01(a) after (x) any existing Subsidiary (other than an Excluded Foreign Subsidiary) becomes a Material Subsidiary other than as provided in clause (ii) above or (y) any Material Subsidiary that has been an Excluded Foreign Subsidiary ceases to be an Excluded Foreign Subsidiary, the Company will cause such Subsidiary to execute and deliver to the Administrative Agent a Guarantor Agreement under which such Subsidiary shall become and assume the obligations of a Guarantor hereunder.

                  (b) In the event any Subsidiary otherwise required to become a Guarantor under paragraph (a) above would cause the Company adverse tax consequences if it were to become a Guarantor or is restricted from becoming a Guarantor as a result of domestic laws or otherwise, the Administrative Agent may, in its discretion, permit such Subsidiary to be treated as an Excluded Foreign Subsidiary, and, accordingly, such Subsidiary would not be required to become a Guarantor.

                  (c) Notwithstanding any other provision of this Agreement, for purposes of paragraphs (a) and (b) above, until the 30th day following the date of this Agreement, no Subsidiary shall be required to become a Guarantor hereunder that would not have been so required in the absence of the proviso to the definition of "Material Subsidiary" in Article I hereto (each such Subsidiary being called a "Designated Subsidiary"), and the failure of any Designated Subsidiary to be a Guarantor during such 30 day period shall not result in a Default or Event of Default under any provision contained herein. The Company agrees, by the 30th day following the date of this Agreement, to cause each Designated Subsidiary to execute and deliver a Guarantor Agreement and to become a Guarantor hereunder.

                  SECTION 5.10. Year 2000 Issues. The Company shall, and shall cause each of its Material Subsidiaries to, take all actions reasonably necessary to address the Year 2000 Issues so that any such Year 2000 Issues will not have a Material Adverse Effect. The Company shall provide the Administrative Agent and each of the Lenders information regarding the Company's and its Subsidiaries' program to address Year 2000 Issues. The Company shall advise the Administrative Agent if any Year 2000 Issues will have or would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Company will not permit any Subsidiary to create, incur or assume, and will not permit to exist, any Indebtedness of any Subsidiary, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 ("Existing Indebtedness");

                  (c) Unsecured Indebtedness of any Subsidiary to the Company or any other Subsidiary (including any Indebtedness of or to Lealand Finance Company, B.V., to or from any other Subsidiary but excluding any other Indebtedness of a Subsidiary Guarantor to a Subsidiary that is not a Guarantor);

                  (d) Performance bonds and letters of credit to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects;

                  (e) Letters of credit in an aggregate face amount at any time not to exceed $28,000,000, issued in the ordinary course of business to secure obligations of the Company and the Subsidiaries under workers' compensation and other social security programs, and Guarantees of any such permitted letters of credit; and

                  (f) other Indebtedness in an aggregate principal amount for all Subsidiaries not exceeding $20,000,000 at any time outstanding.

For the avoidance of doubt, the parties agree that nothing in this Agreement shall restrict the ability of the Company or any of its Subsidiaries (i) to obtain, enter into or guarantee performance bonds and letters of credit to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects or (ii) to guarantee the obligations of the Company or any Subsidiary under any Hedging Agreement not prohibited by this Agreement.

                  SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure only Indebtedness permitted under the terms of this Agreement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
         (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary.

                  SECTION 6.03. Fundamental Changes. (a) The Company will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any assets (other than sales, assignments or other dispositions of assets for not less than fair market value (as determined in good faith by the Company's chief financial officer) and which, when combined with all such other transactions (each such transaction being valued at book value) during any one fiscal year, represents the disposition of not greater than 10% of the Company's Total Assets or 10% of the Company's Consolidated Adjusted Net Worth at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, provided further that all such transactions entered into during the period from the Effective Date to the date of the applicable transaction represent the disposition of assets for not more than $30,000,000), or any capital stock of any of its Subsidiaries, in each case whether now owned or hereafter acquired, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to a Wholly Owned Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and (v) the Company and each

Subsidiary may sell inventory and sell or dispose of used or surplus equipment in the ordinary course of business; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments by the Company existing on the date hereof in the capital stock of its Subsidiaries;

                  (c) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;

                  (d) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (e) Permitted Acquisitions; and

                  (f) Purchases of capital stock of the Company and the Subsidiaries.

                  SECTION 6.05. Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging

Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) customary fees paid to members of the Supervisory or Management Board of the Company or the Board of Directors of any Subsidiary and (d) customary compensation including salaries and bonuses paid to officers and employees of the Company and its Subsidiaries.

                  SECTION 6.07. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on
Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 6.08. Capital Expenditures. The Company will not permit Consolidated Capital Expenditures to exceed $20,000,000 during any fiscal year; provided, that the amount of Consolidated Capital Expenditures permitted in any fiscal year shall be increased by the lesser of (i) any amount by which permitted Consolidated Capital Expenditures during the immediately preceding fiscal year exceeded actual Consolidated Capital Expenditures during such preceding fiscal year and (ii) $5,000,000.

                  SECTION 6.09. Consolidated Interest Coverage Ratio. The ratio for any period of four consecutive fiscal quarters of the sum of (a) Consolidated EBIT plus (b) Rentals during such period to the sum of (x) Consolidated Interest Expense plus (y) Rentals during such period shall not be less than 2.00 to 1.00.

                  SECTION 6.10. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio as of the end of and for any period of four consecutive fiscal quarters ending to be greater than 2.50 to 1.00.

                  SECTION 6.11. Consolidated Adjusted Net Worth. The Company will not permit Consolidated Adjusted Net Worth at any time (a) prior to January 1, 2000 to be less than $80,000,000, (b) on or after January 1, 2000 and prior to January 1, 2001 to be less than $80,000,000 minus an amount equal to the reduction in Consolidated Adjusted Net Worth attributable to the purchase by the Company of capital stock of the Company subsequent to January 1, 2000 (provided, however, that the amount of the reduction of the amount of Consolidated Adjusted Net Worth required by this Section 6.11 shall not exceed $10,000,000 even if the Company purchases capital stock of the Company in an amount that reduces the Consolidated Adjusted Net Worth of the Company by an amount greater than $10,000,000) plus the amount of any recovery realized prior to January 1, 2001 on the Tuban Receivables (provided, however, that the amount of such increase shall not exceed $25,000,000) and (c) at any time on or after January 1, 2001 to be less than $80,000,000 minus an amount equal to the reduction in Consolidated Adjusted Net Worth attributable to the purchase by the Company of capital stock of the Company subsequent to January 1, 2000 (provided, however, that the amount of the reduction of the amount of Consolidated Adjusted Net Worth required by this Section 6.11 shall not exceed $10,000,000 even if the Company purchases capital stock of the Company in an amount that reduces the Consolidated Adjusted Net Worth of the Company by an amount greater than $10,000,000) plus 50% of Consolidated Net Income for each fiscal quarter during which Consolidated Net Income is positive, commencing with the fiscal quarter ending March 31, 2001 plus the amount of any recovery realized on the Tuban Receivables (provided, however, that the amount of such increase shall not exceed $25,000,000).


                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan or any fee or other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence) or 5.08 or in Article VI;

                  (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Borrowing Subsidiary Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Borrower or any Subsidiary (other than a Foreign Subsidiary that is not a Material Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any Borrower or any Subsidiary (other than a Foreign Subsidiary that is not a Material Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any Subsidiary (other than a Foreign Subsidiary that is not a Material Subsidiary) shall fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding
         (i) $1,000,000 in any year or (ii) $5,000,000 for all periods;

                  (m) a Change in Control shall occur; or

                  (n) the guarantee by any Guarantor of the Obligations shall not be (or shall be claimed by such Guarantor not to be) valid and in full force and effect;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrowing Subsidiary described in clause (h) or (i) of this Article, (i) the eligibility of such Borrowing Subsidiary to borrow shall thereupon terminate and (ii) the Loans of such Borrowing Subsidiary shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations of such Borrowing Subsidiary accrued hereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrowing Subsidiary.

                                                                              85
                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Borrowing Subsidiary Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any Borrowing Subsidiary Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                    Guarantee

                  In order to induce the Lenders to extend credit hereunder, each Guarantor hereby irrevocably and unconditionally guarantees, severally and jointly with the other Guarantors, as primary obligor and not merely as a surety, the Obligations (to the extent such Obligations are not obligations of such Guarantor in its capacity as a Borrower). Each Guarantor further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

                  Each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or otherwise; (b) change or increase in the amount of any of the Obligations, whether or not consented to by such Guarantor, or (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other agreement.

                  Each Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

                  The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative

Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors or any other Borrower as a matter of law or equity.

                  Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or other Guarantor or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. Each Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than Chicago and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, such Guarantor shall make payment of such Obligation in Dollars (based upon the currency exchange rate in effect for the applicable currency on the date on which such Lender receives payment in immediately available funds) and/or in Chicago, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

                  Upon payment by a Guarantor of any Obligation, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to the Guarantor, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

                  Upon payment by a Guarantor of any sums as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower, whether in its capacity as a Borrower or as a Guarantor, to the Lenders.

                  In the event that all the capital stock directly or indirectly owned by the Company of any Guarantor shall be sold or otherwise transferred in a transaction permitted hereunder with the result that such Guarantor shall no longer be a Subsidiary, such Guarantor shall without further action on the part of the Administrative Agent or the Lenders cease to be a party hereto and a Guarantor hereunder, and the Administrative Agent is authorized to execute and deliver all such instruments as shall be reasonably requested by the Company to evidence the release of such Guarantor.


                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any Borrower, to it in care of the Chicago Bridge & Iron Company at 1501 North Division Street, Plainfield, Illinois 60544, Attention of the Treasurer, with a copy to the General Counsel (Telecopy No. (815) 439-6600);

                  (b) if to the Administrative Agent, to Bank One, NA, 1 Bank One Plaza, Chicago, Illinois 60670 (Telecopy No. (312)________).

                  (c) if to any other Lender or to an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Banks or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Banks may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any Borrowing Subsidiary Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder, make any determination or grant any consent hereunder without the prior consent of each Lender or (vi) release the Company or Guarantors representing a substantial part of the consolidated assets of the Company from their obligations under Article IX, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Swing Line Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Swing Line Lender or such Issuing Bank, as the case may be.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, including the Alternate Currency Addenda, or any Borrowing Subsidiary Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any

Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any Borrowing Subsidiary Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, except to the extent such expenses are incurred as a result of the gross negligence or willful misconduct of the Administrative Agent, Lender or Issuing Bank.

                  (b) The Company shall indemnify the Administrative Agent, each Swing Line Lender, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any representative thereof.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative

Agent or any Swing Line Lender or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Swing Line Lender or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Swing Line Lender or such Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Federal Reserve Bank, a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Letters of Credit, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this

Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Chicago a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Swing Line Lenders, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Swing Line Lenders, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Swing Line Lenders or the Issuing Banks sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Swing Line Lenders, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the Borrowing Subsidiary Agreements and the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, including the Alternate Currency Addenda, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (excluding any Borrowing Subsidiaries), and thereafter shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or Guarantor against any of and all the obligations of such Borrower or Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of Illinois.

                  (b) Each Borrower and Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Cook County, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Illinois. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Swing Line Lender, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or Guarantor or its properties in the courts of any jurisdiction.

                  (c) Each Borrower and Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in Section 10.01, and the Company and each Borrower or Guarantor located or organized outside of the State of Illinois hereby irrevocably appoints Chicago Bridge & Iron Company at the address provided in Section 10.01, as its agent for service of process out of any of the courts referred to in paragraph (b) above. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Swing Line Lenders, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the

"Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement

Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            CHICAGO BRIDGE & IRON COMPANY N.V.

                                            By:   CHICAGO BRIDGE & IRON COMPANY
                                                  B.V.
                                            Its:  Managing Director


                                            By:  /s/ Gerald M. Glenn
                                                 ------------------------------
                                            Name:  Gerald M. Glenn
                                                   ----------------------------
                                            Title: Managing Director
                                                   ----------------------------







                                            BANK ONE, NA, individually and as
                                            Administrative Agent,


                                            By:  /s/ Deborah Stevens
                                                 ------------------------------
                                                 Name: Deborah Stevens
                                                 Title: Senior Vice President

                                            BANK OF MONTREAL, as a Lender


                                            By:  /s/ L. A. Durning
                                                 ------------------------------
                                                 Name: L. A. Durning
                                                 Title: Portfolio Manager

                                            BANK OF AMERICA, N.A., as a Lender


                                            By:  /s/ Charles F. Lilygren
                                                 ------------------------------
                                                 Name: Charles F. Lilygren
                                                 Title: Managing Director

                                           THE CHASE MANHATTAN BANK, as a Lender


                                           By:   /s/ Cornelius J. Droogan
                                                 ------------------------------
                                                 Name: Cornelius J. Droogan
                                                 Title: Vice President

                                            ABN AMRO BANK N.V., as a Lender


                                            By:  /s/ Thomas F. Comfort
                                                 ------------------------------
                                                 Name: Thomas F. Comfort
                                                 Title: Group Vice President



                                            By:  /s/ Denise L. Maple
                                                 ------------------------------
                                                 Name: Denise L. Maple
                                                 Title: Vice President

                                                                   SCHEDULE 1.01


MATERIAL SUBSIDIARIES

--------------------------------------------------------------------------------
COMPANY NAME                                     INCORPORATED            EQUITY
------------                                     ------------            ------
--------------------------------------------------------------------------------
Chicago Bridge & Iron Company N.V.               Netherlands             100.0%
--------------------------------------------------------------------------------
Chicago Bridge & Iron Company B.V.               Netherlands             100.0%
--------------------------------------------------------------------------------
Chicago Bridge & Iron Company (Delaware)         Delaware                100.0%
--------------------------------------------------------------------------------
CB&I Constructors, Inc.                          Texas                   100.0%
--------------------------------------------------------------------------------
CBI Services, Inc.                               Delaware                100.0%
--------------------------------------------------------------------------------
Horton CBI, Limited                              Canada                  99.9%
--------------------------------------------------------------------------------
CBI Venezolano, S.A.                             Venezuela               85.0%
--------------------------------------------------------------------------------
CBI Eastern Anstalt                              Liechtenstein           100.0%
--------------------------------------------------------------------------------
CBI Constructors S.A. (Proprietary) Limited      South Africa            100.0%
--------------------------------------------------------------------------------
CBI Constructors Pty. Ltd.                       Australia               100.0%
--------------------------------------------------------------------------------
Arabian CBI                                      Saudi Arabia            75.0%
--------------------------------------------------------------------------------
Material Supply Companies                                                100.0%
--------------------------------------------------------------------------------

FOREIGN SUBSIDIARIES THAT ARE NOT EXCLUDED FOREIGN SUBSIDIARIES:

--------------------------------------------------------------------------------
COMPANY NAME                                     INCORPORATED            EQUITY
------------                                     ------------            ------
--------------------------------------------------------------------------------
Chicago Bridge & Iron Company N.V.               Netherlands             100.0%
--------------------------------------------------------------------------------
Chicago Bridge & Iron Company B.V.               Netherlands             100.0%
--------------------------------------------------------------------------------
Lealand Finance Company B.V                      Netherlands
--------------------------------------------------------------------------------
CBI (Europe) B.V.                                Netherlands
--------------------------------------------------------------------------------
Horton CBI, Limited                              Canada                  99.9%
--------------------------------------------------------------------------------
CBI Venezolano, S.A.                             Venezuela               85.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPANY NAME                                     INCORPORATED            EQUITY
------------                                     ------------            ------
--------------------------------------------------------------------------------
CBI Eastern Anstalt                              Liechtenstein           100.0%
--------------------------------------------------------------------------------
CBI Constructors S.A. (Proprietary) Limited      South Africa            100.0%
--------------------------------------------------------------------------------
CBI Constructors Pty. Ltd.                       Australia               100.0%
--------------------------------------------------------------------------------

                                                                   SCHEDULE 2.01


---------------------------------------------------------------------------------------------
Name of Lender             Commitment with          Dollar Amount of   Currency of Swing Line
                           respect to Revolving     Swing Line         Commitment
                           Loans and Committed      Commitment
                           Letters of Credit
---------------------------------------------------------------------------------------------
Bank One, NA                $25,000,000             $10,000,000        U.S. Dollars
                                                      and
                                                    $8,000,000         Australian Dollars
---------------------------------------------------------------------------------------------
Bank of Montreal            $25,000,000             $8,000,000         Canadian Dollars
---------------------------------------------------------------------------------------------
The Chase Manhattan Bank    $20,000,000
---------------------------------------------------------------------------------------------
ABN AMRO Bank N.V.          $15,000,000
---------------------------------------------------------------------------------------------
Bank of America, N.A.       $15,000,000
---------------------------------------------------------------------------------------------
Aggregate Commitments      $100,000,000
---------------------------------------------------------------------------------------------

                                  Schedule 6.01
                       Chicago Bridge & Iron Company N.V.
                              Existing Indebtedness



Company                            Lender                         US$ Equiv.
---------------------------        ----------------------         Outstanding

Chicago Bridge & Iron Company

CBI Constructors Pty. Ltd.

CBI Overseas

  Total Subsidiary Indebtedness






Subsidiaries acting as Guarantors of
the obligations of the Company and
its Subsidiaries, and the Company
acting as Guarantor of the obligations
of its Subsidiaries under the
Separation Agreement and the other
agreements listed on Schedule I to
Separation Agreement

                                                                       EXHIBIT A






                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Credit Agreement dated as of September __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chicago Bridge & Iron Company N.V., the Borrowing Subsidiaries party thereto, the Lenders party thereto and Bank One, NA as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

                 1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (collectively, the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date, and Revolving Loans and Swing Line Loans, owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Swing Line Loans, Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                 2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form provided by the Administrative Agent. The [Assignor/Assignee] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

                 3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Illinois.

Date of Assignment:
                    ---------------------------------------
Legal Name of Assignor:
                        ------------------------------------
Legal Name of Assignee:
                        ------------------------------------
Assignee's Address for Notices:
                               -------------------------------------
Effective Date of Assignment ("Assignment Date"):
                                                  -------


                                                                Percentage Assigned of
                                                                Commitment (set forth,
                                 Principal Amount Assigned      to at least 8 decimals, as a
Facility                         (and identifying information   percentage of the aggregate
--------                         as to individual Competitive   Commitments of
                                 Loans, if any)                 all Lenders thereunder)
                                 --------------                 -----------------------
Commitment Assigned:             $                                          %

Revolving Loans:                 $                                          %

Swing Line Loans:                $


Committed Letters of Credit:
                                 $                                          %

Competitive Letters of Credit:
                                 $
The terms set forth herein
are hereby agreed to:

                                                       Accepted (if required):

____________________, as Assignor,                CHICAGO BRIDGE & IRON
                                                  COMPANY N.V.

                                                  BY: CHICAGO BRIDGE & IRON B.V.
                                                  ITS: MANAGING DIRECTOR

                                              By:
                                                  ---------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------


____________________, as Assignee,                BANK ONE, NA, as

                                                    Administrative Agent,

                                               By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                               By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B



                  1. Each Domestic Subsidiary that is a Borrower on the date hereof or a Guarantor on the date hereof (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and
(c) is duly qualified as a foreign corporation to transact business and is in good standing in its jurisdiction of incorporation and each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Credit Agreement and any notes delivered by it pursuant to
Section 2.09(e) (the "Loan Documents") including, in the case of each Domestic Borrowing Subsidiary, to borrow in accordance with the Credit Agreement.

                  2. The execution, delivery and performance of each of the Loan Documents by each Domestic Subsidiary that is a Borrower on the date hereof or a Guarantor on the date hereof and the borrowings thereunder to be made on the date hereof by each Domestic Borrowing Subsidiary (a) have been duly authorized by all requisite corporate action of such Domestic Subsidiary and (b) will not
(i) violate (A) any provision of the certificate of incorporation or by-laws of such Domestic Subsidiary, (B) any applicable federal, Illinois or Delaware law, statute, rule or regulation or any order of any Government Authority with jurisdiction over such Domestic Subsidiary or its properties or (C) any provision of any indenture or other material agreement or instrument known to us to which such Domestic Subsidiary is a party or by which it or any of its property may be bound, (ii) result in a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property or assets now owned or hereafter acquired by such Domestic Subsidiary except, in the case of clauses (i) through (iii) above, for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect or materially and adversely to affect the rights or interests of the Lenders.

                  3. Each Loan Document has been duly executed and delivered by each Domestic Subsidiary party thereto, and each Loan Document constitutes the legal, valid and binding obligation of each such Domestic Subsidiary, enforceable against such Subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  4. No consent or approval of, registration or filing with, or any other action by any Federal, state or other Governmental Authority located in the United States with jurisdiction over the Domestic Subsidiaries is or will be required in connection with the execution, delivery or performance of the Loan Documents by the Loan Parties party thereto or the consummation of the transactions contemplated thereby, other than any such authorizations and approvals as have already been obtained and are in full force and effect according to federal, Illinois and Delaware law.

                  5. To the best of our knowledge, there are no pending or threatened actions, suits or proceedings at law or in equity or by or before any Governmental Authority against or affecting the Company or any Subsidiary or any business, property or rights of any such person that involve any Loan Documents or the transactions contemplated thereby.

                  6. None of the Company or any of the Subsidiaries is an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940.

                  7. None of the Company or any of the Subsidiaries is a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935.

                  8. The making of the Loans to the Borrowers and the application of the proceeds thereof by the Borrowers pursuant to the terms of the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                                                                       EXHIBIT C

                  1. Each of Chicago Bridge & Iron Company N.V. ("the Company"), Lealand Finance Company, B.V. ("Lealand"), Chicago Bridge & Iron Company B.V. ("CBICBV") and CBI (Europe) B.V. ("CBIE") (a) is a corporation duly organized, validly existing under the laws of the Netherlands, and (b) has the corporate power and authority to execute, deliver and perform each of its obligations under each of the Credit Agreement, and where applicable an Additional Guarantor Agreement, a Borrowing Subsidiary Agreement and any notes delivered by each of them pursuant to Section 2.09(e) (the "Loan Documents",) and to borrow under the Credit Agreement.

                  2. The execution, delivery and performance by the Company, Lealand, CBICBV and CBIE of each of the Loan Documents to which each is a party and the borrowings thereunder by the Company, Lealand, CBICBV and CBIE (a) have been duly authorized by all requisite corporate and, if necessary, stockholder action of the Company, Lealand, CBICBV and CBIE and (b) will not violate (A) any provision of the certificate of incorporation or by-laws of the Company, Lealand, CBICBV or CBIE (B) any law or statute.

                  3. Each Loan Document to which each of the Company, Lealand, CBICBV and CBIE is a party has been duly executed and delivered by the Company, Lealand, CBICBV and CBIE .

                  4. No authorization, action, consent or approval of, registration or filing with or any other action by any Netherlands Governmental Authority is or will be required in connection with the execution, delivery and performance by the Company, Lealand, CBICBV or CBIE of the Loan Documents to which each is a party or the consummation of the transactions contemplated thereby, other than (i) [SPECIFY APPROVALS] and (ii) such authorizations and approvals as have already been obtained and are in full force and effect.

                  5. The governing law clause set forth in Section 10.09 of the Credit Agreement, subjecting the Credit Agreement to Illlinois law, is valid and binding under the laws of the Netherlands and would be given effect by the courts of the Netherlands. The provisions included in each of the Loan Documents to which the Company, Lealand, CBICBV, CBIE and each Foreign Subsidiary is party whereby it irrevocably submits to the jurisdiction of any Illinois State court or Federal court of the United States of America sitting in Chicago, and any appellate court from any thereof (collectively, the " Illinois Courts"), are valid and binding on it under the laws of the Netherlands. The courts of the Netherlands would award a judgment in United States Dollars to the extent provided in the Credit Agreement.

                  6. It is not necessary under the laws of the Netherlands that any of the Administrative Agent, the Issuing Banks, the Swing Line Lenders or any Lender be licensed, qualified or entitled to carry on business in the Netherlands (a) by reason of the execution or performance of the Credit Agreement or any other Loan Document or (b) in order to enable any of them to enforce their respective rights under the Credit Agreement or any other Loan

Document, and none of them is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Netherlands by reason of the execution, performance or enforcement of the Credit Agreement or any other Loan Document.

                                                                       EXHIBIT D

                                             [FORM OF]

                           BORROWING SUBSIDIARY AGREEMENT dated as of [ ], among
                  CHICAGO BRIDGE & IRON COMPANY N.V., a Netherlands corporation (the "Company"), [Name of Borrowing Subsidiary], a [ ] corporation (the "New Borrowing Subsidiary") and Bank One, NA, as Administrative Agent (the "Administrative Agent").


                  Reference is hereby made to the Credit Agreement dated as of September __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and Bank One, NA, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. The Company represents that the New Borrowing Subsidiary is a Wholly Owned Subsidiary of the Company. Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof. Upon execution of this Agreement by the Company, each of the Guarantors, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a "Borrowing Subsidiary" and a "Borrower" for all purposes thereof, and the New Borrowing Subsidiary will to be bound by all provisions of the Credit Agreement.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.



                                                  CHICAGO BRIDGE & IRON
                                                  COMPANY N.V.

                                           BY:  CHICAGO BRIDGE & IRON
                                                COMPANY B.V.


                                           BY:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                         [NAME OF NEW BORROWING SUBSIDIARY]


                                         By
                                            ---------------------------------
                                            Name:
                                            Title:


                                         BANK ONE, NA, as Administrative Agent


                                         By
                                            ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT E


                                     FORM OF
                        BORROWING SUBSIDIARY TERMINATION




Bank One, NA
as Administrative Agent
for the Lenders referred to below
c/o Bank One, NA
1 Bank One Plaza
Chicago, Illinois  60670

                                                                          [Date]

Ladies and Gentlemen:

                  The undersigned, Chicago Bridge & Iron Company N.V. (the "Company"), refers to the Credit Agreement dated as of September __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and Bank One, NA, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Company hereby terminates the status of [ ] (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

                  This instrument shall be construed in accordance with and governed by the laws of the State of Illinois.

                                            Very truly yours,

                                            CHICAGO BRIDGE & IRON COMPANY N.V.

                                            BY:  CHICAGO BRIDGE & IRON COMPANY
                                            ITS:  MANAGING DIRECTOR


                                            By:
                                               --------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------

                                                                       EXHIBIT F

                                                 [FORM OF]

                                    GUARANTOR AGREEMENT dated as of [ ], among
                           CHICAGO BRIDGE & IRON COMPANY N.V., a Netherlands corporation (the "Company"), [Name of Additional Guarantor], a [ ] corporation (the "Additional Guarantor"), and Bank One, NA, as Administrative Agent for the Lenders under the Credit Agreement referred to below.

                  A. Reference is made to the Credit Agreement dated as of September __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Chicago Bridge & Iron Company N.V., the Borrowing Subsidiaries party thereto, the Lenders party thereto and Bank One, NA, as Administrative Agent.

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  C. The Borrowers have entered into the Credit Agreement in order to induce the Lenders to make Loans. The Additional Guarantor is executing this Agreement in accordance with the requirements of the Credit Agreement to become a Guarantor thereunder for the benefit of the Lenders and in order to induce the Lenders to continue to extend credit and as consideration for credit heretofore extended.

                  Accordingly, the Administrative Agent and the Additional Guarantor agree as follows:

                  SECTION 1. The Additional Guarantor, by its signature below, becomes a Guarantor under the Credit Agreement with the same force and effect as if it were originally a party thereto and the Additional Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor of the obligations of the Company and the other Borrowers (including any Subsidiary becoming a Borrower after the date hereof) thereunder including that the Guarantee of the Guarantors will apply to the Obligations of each new Borrowing Subsidiary and (b) represents and warrants that the representations and warranties contained in the Credit Agreement, insofar as they relate to the Additional Guarantor, are true and correct in all material respects on and as of the date hereof. Each reference to a "Guarantor" in the Credit Agreement shall be deemed to include the Additional Guarantor.

                  SECTION 2. The Additional Guarantor represents and warrants to the Administrative Agent that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Company, the Additional Guarantor and the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

                  SECTION 5. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.


                  SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Additional Guarantor Agreement as of the day and year first above written.


                                         CHICAGO BRIDGE & IRON COMPANY  N.V.,

                                         BY:  CHICAGO BRIDGE & IRON COMPANY B.V.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         [NAME OF ADDITIONAL GUARANTOR],

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                           BANK ONE, NA,
                                           as Administrative Agent,

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                     Exhibit G-1


                           ALTERNATE CURRENCY ADDENDUM
                             FOR AUSTRALIAN BORROWER


         ADDENDUM (the "Addendum") dated as of September 30, 1999 to the Credit Agreement (as defined below).


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. As used in this Addendum, the following terms shall have the meanings specified below:

                  "Alternate Currency Loan" shall mean any extension of credit, denominated in Australian Dollars (or "A$") made to CBI Constructors Pty. Ltd., a limited liability company organized and existing under the laws of Australia ("Australian Borrower") pursuant to Section 2.04 of the Credit Agreement and this Addendum. An Alternate Currency Loan shall bear interest at the rates specified in Schedule II.

                  "Australian Base Rate" shall mean for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) publicly announced by Bank One, NA in Adelaide, Australia as its base rate (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by Bank One, NA to any of its customers) in effect at its principal office in Adelaide, Australia; each change in the Australian Base Rate shall be effective on the date such change is publicly announced as being effective.

                  "Credit Agreement" shall mean the Credit Agreement dated as of September 30, 1999, among Chicago Bridge & Iron Company N.V., the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time party thereto as Lenders, and Bank One, NA, as Administrative Agent, and as the same may be amended, waived, modified or restated from time to time.

                  "BBSY Bid Rate" means, with respect to any Alternate Currency Loan for the relevant Interest Period, the rate determined by the Swing Line Lender under this Addendum to be the Bid Rate quoted on the Reuters page "BBSY" headed Bank Bid Swap Reference Rate, and set at approximately 9:45 a.m. (Adelaide time) on the first day of such Interest Period, in the approximate amount of the Alternate Currency Loan, and having a maturity approximately equal to such Interest Period; provided, however, if in respect of any Interest Period the BBSY Bid Rate cannot be determined in accordance with the foregoing procedures, then the "BBSY Bid Rate" for that day or Interest Period shall be the rate determined by the Swing Line Lender under this Addendum.

                  SECTION 1.02. Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

                                   ARTICLE II
                                   THE CREDITS

                  SECTION 2.01. Alternate Currency Loans. (a) This Addendum (as the same may be amended, waived, modified or restated from time to time) is an "Alternate Currency Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by this Addendum. The Swing Line Lender party to this Addendum are set forth on Schedule I.

                  (b) Any modifications to the Interest Payment Dates, Interest Periods, interest rates and any other special provisions applicable to Alternate Currency Loans under this Addendum are set forth on Schedule II. If Schedule II states "Same as Credit Agreement" with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Alternate Currency Loans made pursuant to this Addendum.

                  (c) Any special borrowing procedures or funding arrangements for Alternate Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Alternate Currency Loans made hereunder and any additional information requirements applicable to Alternate Currency Loans under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

                  SECTION 2.02. Maximum Borrowing Amounts. (a) The Alternate Currency Commitment for the Swing Line Lender party to this Addendum is set forth on Schedule I.

                  (b) The undersigned Borrower may permanently reduce the Alternate Currency Commitment under this Addendum in whole or in part, in an aggregate minimum and integral amounts of 1,000,000 Australian Dollars upon at least one Business Day's prior written notice to the Administrative Agent and the Swing Line Lender party to this Addendum, which notice shall be given not later than 11:00 a.m. (Adelaide time) and shall specify the amount of such reduction; provided, however, that the amount of the Alternate Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Alternate Currency Loans with respect thereto.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. Representations of the Australian Borrower. The Australian Borrower party hereto represents and warrants to the Swing Line Lender party to this Addendum that no Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall arise as a result of the making of Alternate Currency Loans hereunder or any other transaction contemplated hereby.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

                  SECTION 4.01. Amendment; Termination. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Company and the Swing Line Lender party to this Addednum.

                  (b) This Addendum may not be terminated without the prior written consent of the Swing Line Lender party to this Addendum party hereto and the Company unless there are no Alternate Currency Loans outstanding hereunder, in which case no such consent of the Swing Line Lender party to this Addendum shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

                  SECTION 4.02. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower under this Addendum, at:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

                  (b) if to the Alternate Currency Bank, to it at:

                           Bank One, NA Australia Branch
                           Level 19
                           90 Collins Street
                           Melbourne Victoria 3000 Australia
                           Attention:  Tim Blackmore
                           Facsimile:  61-3-9650-2721

with a copy to the Administrative Agent at its address or telecopy number referenced in Section 10.01 of the Credit Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Addendum shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                  SECTION 4.04. Applicable Law. THIS ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                         CBI CONSTRUCTORS PTY. LTD.

                       as the Borrower under this Addendum


                       By:
                          ---------------------------------
                          Name:
                          Title:


                       BANK ONE, NA
                       as the Administrative Agent and as the Swing Line Lender under this Addendum


                       By:
                          ---------------------------------
                          Name:
                          Title:






                          Australian Borrower Addendum

                                                                      SCHEDULE I
                                                  to Alternate Currency Addendum
                                                         for Australian Borrower


                             ALTERNATE CURRENCY BANK
                          ALTERNATE CURRENCY COMMITMENT



---------------------------------------------------------------------------
Alternate Currency Bank Name           Dollar Amount of Alternate Currency
                                       Commitment
---------------------------------------------------------------------------
Bank One, NA, Australia Branch         U.S.$8,000,000
---------------------------------------------------------------------------














                          Australian Borrower Addendum

                                                                     SCHEDULE II
                                                  to Alternate Currency Addendum
                                                         for Australian Borrower


                                  MODIFICATIONS

1.       Business Day Definition:

         "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Adelaide, Australia.

2.       Interest Payment Dates:

         Interest shall be paid on each BBSY Rate Alternate Currency Loan at the end of each Interest Period for each such Alternate Currency Loan. Interest shall be payable on each Base Rate Alternate Currency Loan on the last day of each March, June, September and December.

3.       Interest Periods:  Same as Credit Agreement.


4.       Interest Rates:

                  (a) BBSY Rate Alternate Currency Loans. Each Alternate Currency Loan to the Australian Borrower and for which an Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the BBSY Bid Rate for such Alternate Currency Loan for such Interest Period plus (ii) the Applicable Rate (Eurodollar Spread) as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of a Default, the provisions of Section 2.12(d) of the Credit Agreement shall be applicable.

                  (b) Base Rate Alternate Currency Loans. Each Alternate Currency Loan to the Australian Borrower for which no Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the date such Alternate Currency Loan is made to (but not including) the date such Alternate Currency Loan is repaid or converted into a BBSY Rate Alternate Currency Loan in accordance with the terms of Article II of the Credit Agreement and this Addendum at a rate per annum equal to the Australian Base Rate as in effect from time to time, changing as and when said Australian Base Rate changes; provided, however, after the occurrence and during the continuance of a Default, the provisions of Section 2.12(d) of the Credit Agreement shall be applicable.

5. Modifications to Interest Period Selection and Conversion Contained in
Section 2.06:

         Notice of selection of Interest Period or conversion or continuation shall be given by the applicable Borrower as follows:

         Alternate Currency Loans: 10:00 a.m (Adelaide time) two (2) Business Days prior.



                          Australian Borrower Addendum

7.       Other:

         Additional Conditions Precedent: None.

         Termination Date for Addendum: None.

         Maximum Number of Interest Periods: None (other than as a result of the minimum borrowing amounts and increments).

         Prepayment Notices: The applicable Borrower shall be permitted to prepay the Alternate Currency Loans provided notice thereof is given to the Administrative Agent and the Alternate Currency Bank not later than 10:00 a.m. (Adelaide time) at least one (1) Business Day prior to the date of such prepayment.


















                          Australian Borrower Addendum

                                                                    SCHEDULE III
                                                  to Alternate Currency Addendum
                                                         for Australian Borrower


                                OTHER PROVISIONS



1.       Borrowing Procedures:

                  Notice of Borrowing shall be given by the applicable Borrower to the Agent not later than 11:00 a.m. (Chicago time) three (3) Business Days prior and the Agent shall give such notice to the Alternate Currency Bank as follows:

                  Alternate Currency Loans: 11:00 a.m (Adelaide time) two (2) Business Days prior.


2.       Funding Arrangements:

         Minimum amounts/increments for Alternate Currency Loans, repayments and prepayments:

                  Minimum amounts of 100,000 Australian Dollars with increments of 100,000 Australian Dollars in excess thereof.


3.       Promissory Notes:  None required.














                          Australian Borrower Addendum

                                                                     Exhibit G-2


                           ALTERNATE CURRENCY ADDENDUM
                              FOR CANADIAN BORROWER


         ADDENDUM (the "Addendum") dated as of ____________, ____ to the Credit Agreement (as defined below).


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. As used in this Addendum, the following terms shall have the meanings specified below:

                  "ALTERNATE CURRENCY LOAN" shall mean any extension of credit, denominated in Canadian Dollars (or "Cdn.$") made to the Canadian Borrower pursuant to Section 2.04 of the Credit Agreement and this Addendum. An Alternate Currency Loan shall bear interest at the rates specified in Schedule II.

                  "BA DISCOUNT RATE" means, in respect of any Bankers' Acceptance to be accepted by the Swing Line Bank party to this Addendum and purchased by it for its own account, the discount rate used by such Swing Line Bank to determine the price at which it offers to purchase such Bankers' Acceptance.

                  "BANKERS' ACCEPTANCE" means (a) a non-interest bearing bill of exchange or depository bill subject to the Depository Bills and Notes Act in Canadian Dollars, having a term of one (1), two (2), three (3) or six (6) months, and (b) maturing on a Business Day (without allowing for days of grace), drawn by the Borrower and accepted by the Swing Line Bank party to this Addendum pursuant to this Addendum as evidenced by such Swing Line Bank's endorsement thereof.

                  "BANKERS' ACCEPTANCE ADVANCE" means a Loan in Canadian Dollars effected by the purchase by the Swing Line Bank party to this Addendum of Bankers' Acceptances pursuant to the terms of this Addendum equal to the discounted amount of such Bankers' Acceptances payable on the applicable maturity dates.

                  "BANKERS' ACCEPTANCE LOAN" means a Loan, or portion thereof, which is outstanding by way of Bankers' Acceptances.

                  "BANKERS' ACCEPTANCE PROCEEDS" means, in respect of each Bankers' Acceptance Advance, funds (rounded to the nearest cent) in an amount which is equal to:




                                       Australian Borrower Addendum

           Face Amount
      --------------------
        1+ (Rate x Term)
           -------------
               365

(where "FACE AMOUNT " is the face amount of the Bankers' Acceptance being purchased, "RATE" is the BA Discount Rate divided by 100 and "TERM " is the number of days in the term of the Bankers' Acceptance).

                  "CANADIAN BORROWER" means Horton CBI Limited, a corporation organized and existing under the laws of Canada, together with its successors and permitted assigns.

                  "CANADIAN PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Swing Line Lender party to this Addendum at is principal office in Toronto, Ontario, as its "prime rate", as in effect from time to time, which rate may not be the lowest rate charged by the Swing Line Lender party to this Addendum to any of its customers and which Canadian Prime Rate shall change simultaneously with any change in such announced rate.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of September 30, 1999, among Chicago Bridge & Iron Company N.V., the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time party thereto as Lenders, and Bank One, NA, as Administrative Agent, and as the same may be amended, waived, modified or restated from time to time.

                  "STAMPING FEE" is defined in Section 2.02(d) hereof.

                  SECTION 1.02. Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.


                                   ARTICLE II
                                   THE CREDITS

                  SECTION 2.01. Alternate Currency Loans. (a) This Addendum (as the same may be amended, waived, modified or restated from time to time) is an "Alternate Currency Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by this Addendum. The Swing Line Lender party to this Addendum are set forth on Schedule I. For purposes of this Addendum, "Alternate Currency Loans" shall include Bankers' Acceptance Advances made pursuant to Section 2.03 hereof.

                  (b) Any modifications to the Interest Payment Dates, Interest Periods, interest rates and any other special provisions applicable to Alternate Currency Loans under this Addendum are set forth on Schedule II. If Schedule II states "Same as Credit Agreement" with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Alternate Currency Loans made pursuant to this Addendum.



                          Australian Borrower Addendum

                  (c) Any special borrowing procedures or funding arrangements for Alternate Currency Loans under this Addendum, any provisions for the issuance of promissory notes to evidence the Alternate Currency Loans made hereunder and any additional information requirements applicable to Alternate Currency Loans under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

                  SECTION 2.02. Maximum Borrowing Amounts. (a) The Alternate Currency Commitment for the Swing Line Lender party to this Addendum is set forth on Schedule I.

                  (b) The undersigned Borrower may permanently reduce the Alternate Currency Commitment under this Addendum in whole or in part, in an aggregate minimum and integral amounts of 1,000,000 Canadian Dollars upon at least one Business Day's prior written notice to the Administrative Agent and the Swing Line Lender party to this Addendum, which notice shall be given not later than 11:00 a.m. (Toronto time) and shall specify the amount of such reduction; provided, however, that the amount of the Alternate Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Alternate Currency Loans with respect thereto.

                  SECTION 2.03. Bankers' Acceptances. (a) Subject to the terms and conditions of the Credit Agreement and this Addendum, the undersigned Borrower shall be entitled to receive the Bankers' Acceptance Proceeds of Bankers' Acceptance Advances denominated in Canadian Dollars in accordance with the provisions of Section 2.04 of the Credit Agreement and this Addendum. For the purposes of this Addendum, the full face value of Bankers' Acceptances, without discount, shall be used when calculations are made to determine the amount of Alternate Currency Loans outstanding. Each determination by the Swing Line Bank party to this Addendum of the Stamping Fee, the BA Discount Rate and the Bankers' Acceptance Proceeds shall, in the absence of manifest error be final, conclusive and binding on the Borrower.

                  (b)  Conditions Applicable to Bankers' Acceptances

                  (i) Schedule II and Schedule III below set forth additional conditions applicable to Bankers' Acceptances.

                  (ii) Procedures for the Issue of Bankers' Acceptances.

                           (A) Bankers' Acceptances issued pursuant to this Addendum shall be denominated in Canadian Dollars shall mature on or before the Termination Date, and will be purchased by the Swing Line Bank party to this Addendum for its own account, such Swing Line Bank reserving the right to sell or trade them in the money market either directly or through stock brokers or dealers.

                           (B) Subject to the limitations of Article II of the Credit Agreement and this Addendum, the Swing Line Bank party to this Addendum shall accept the aggregate face amount of the Bankers' Acceptances requested by the Borrower. The Swing Line Bank party to this Addendum shall, on the applicable borrowing date, notify the undersigned Borrower of the applicable BA Discount Rate.



                          Australian Borrower Addendum

                  (iii) In the event that the Borrower shall either (x) fail to notify the Swing Line Bank party to this Addendum within two (2) days prior to the date of maturity of any Bankers' Acceptance of the means pursuant to which it shall repay the Obligations in respect of such Bankers' Acceptance, or (y) shall fail to repay the Obligations in respect of any Bankers' Acceptance at maturity, in either case, on such maturity date the Borrower shall be deemed to have elected to borrow a Canadian Prime Rate Alternate Currency Loan from the Swing Line Bank party to this Addendum as of such maturity date, equal in amount to the face amount of such Bankers' Acceptance. Such Canadian Prime Rate Alternate Currency Loan shall be made as of the date of maturity of such Bankers' Acceptance, automatically, without notice from the Borrower and without any requirement to satisfy the conditions precedent otherwise applicable to a Loan. The proceeds of such Canadian Prime Rate Alternate Currency Loan shall be used to repay such Bankers' Acceptance.

         (c)  Issuance of Bankers' Acceptances

                  (i) Delivery of Blank Drafts - To facilitate the acceptance of Bankers' Acceptances pursuant to this Addendum the Borrower shall from time to time as required by the Swing Line Bank party to this Addendum, provide to such Swing Line Bank drafts duly endorsed in blank by the Borrower in quantities sufficient for such Swing Line Bank to fulfil its obligations hereunder. Alternatively, to facilitate availment of the Loans by way of Bankers' Acceptances, the Borrower hereby appoints the Swing Line Bank party to this Addendum as its agent to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Swing Line Bank, blank forms of Bankers' Acceptances in order to allow such Swing Line Bank to complete and accept from time to time such instruments in the aggregate and face amounts and for the maturities chosen by the Borrower. The Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by the Swing Line Bank party to this Addendum shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Borrower. The Swing Line Bank party to this Addendum shall not be responsible or liable for any failure to issue a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide requested drafts to such Swing Line Bank on a timely basis, nor shall such Swing Line Bank be liable for any demand, loss or other claim arising by reason of any loss or improper use of any such draft except a loss or improper use arising by reason of the failure of such Swing Line Bank to exercise the same degree of care with respect to such draft as it exercises for its own securities.

                  (ii) Execution of Documentation - Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be signed as set forth in Section 2.03(c)(i) above. Notwithstanding that any person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.



                          Australian Borrower Addendum

                  (iii) Depository Bills and Notes Act - All Bankers' Acceptances accepted by the Swing Line Bank party to this Addendum under this Addendum shall be issued in the form of a "depository bill" (as defined in the Depository Bills and Notes Act ("DBNA")), deposited with the Canadian Depository for Securities ("CDS"), and will be made payable to CDS & Co. At that time, the Swing Line Bank party to this Addendum shall, and is hereby authorized by the Borrower, to effect the following and establish and notify the Borrower of any additional procedures, consistent with the terms of this Addendum and the requirements of the DBNA, as are reasonably necessary to accomplish the parties' intention:

                           (A) a phrase will be inserted in the drafts held by the Swing Line Bank party to this Addendum to the effect that the Bankers' Acceptance is issued pursuant to the DBNA;

                           (B) any reference to authentication of a Bankers' Acceptance will be removed; and

                           (C) any reference to bearer will be removed and the Bankers' Acceptances will be payable to CDS & Co.

         (d) Stamping Fees on Bankers' Acceptance The Borrower shall pay, in respect of each draft accepted by the Swing Line Bank party to this Addendum as a Bankers' Acceptance, a per annum stamping fee (the "STAMPING FEE") equal to
(1) the Applicable Rate (Eurodollar Spread), changing when and as such Applicable Rate (Eurodollar Spread) shall change, multiplied by (2) the face amount of such Bankers' Acceptance, and calculated based on the number of days to maturity of such Bankers' Acceptance divided by 365. Such Stamping Fee shall be payable in advance on the date of issuance of the Bankers' Acceptance. The Borrower authorizes and directs the Swing Line Bank party to this Addendum to deduct from the Bankers' Acceptance Proceeds of Bankers' Acceptances purchased by the Swing Line Bank party to this Addendum for its own account, the amount of each such Stamping Fee upon the issue of each Bankers' Acceptance.

         (e) Alternative Basis of Borrowing. If at any time during the term of this Addendum the Swing Line Bank party to this Addendum determines in good faith (which determination shall be final, conclusive and binding upon the Borrower) that by reason of circumstances or changes affecting the market for Bankers' Acceptances the market for Bankers' Acceptances no longer exists, is too weak for its normal use by such Swing Line Bank or is not capable in the normal course of business to absorb Bankers' Acceptances accepted by such Swing Line Bank, then, the Swing Line Bank party to this Addendum shall immediately notify the Borrower of its determination in writing. For so long as the circumstances referred to in the foregoing sentence shall continue, the Swing Line Bank party to this Addendum shall not be obliged to make any further Loans available by way of Bankers' Acceptances and thereafter, until notice to the contrary is given to the Borrower by such Swing Line Bank, such Swing Line Bank shall only be obligated to make other types of Loans available to the Borrower hereunder, and the principal amount of all Loans outstanding by way of Bankers' Acceptances owed to the Swing Line Bank party to this Addendum shall, at the expiry of the related Bankers' Acceptances, be converted without novation into Canadian Prime Rate Alternate Currency Loans.

         (f) Waiver of Claim. The Borrower shall not have the right to set up as against the Swing Line Bank party to this Addendum any defense or right of action, of indemnification or of set-off or compensation or any similar claim of any nature whatsoever which the Borrower may have had at any



                          Australian Borrower Addendum
time or may have in the future with respect to any holder of one or more Bankers' Acceptance(s) issued hereunder.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01. Representations of the Canadian Borrower. The Canadian Borrower party hereto represents and warrants to the Swing Line Lender party to this Addendum that no Default or Event of Default has occurred and is continuing, and no Default or Event of Default shall arise as a result of the making of Alternate Currency Loans hereunder or any other transaction contemplated hereby.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

                 SECTION 4.01. Amendment; Termination. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Company and the Swing Line Lender party to this Addendum.

                 (b) This Addendum may not be terminated without the prior written consent of each Swing Line Lender party hereto and the Canadian Borrower unless there are no Alternate Currency Loans outstanding hereunder, in which case no such consent of the Swing Line Lender party to this Addendum shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

                 SECTION 4.02. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (a) if to the Borrowers under this Addendum, at:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

                 (b) if to the Swing Line Bank party to this Addendum, to it at:

                           --------------------
                           --------------------
                           --------------------
                           --------------------

with a copy to the Administrative Agent at its address or telecopy number referenced in Section 10.01 of the Credit Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Addendum shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.


                           Canadian Borrower Addendum

                  SECTION 4.04. Applicable Law. THIS ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                    HORTON CBI LIMITED
                                    as the Borrower under this Addendum


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    BANK ONE, NA
                                    as the Administrative Agent


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



                                    BANK OF MONTREAL
                                    as the Swing Line Lender under this Addendum


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:






                           Canadian Borrower Addendum

                                                                      SCHEDULE I
                                                  to Alternate Currency Addendum
                                                           for Canadian Borrower


                             ALTERNATE CURRENCY BANK
                          ALTERNATE CURRENCY COMMITMENT



---------------------------------------------------------------------
Swing Line Bank Name           Dollar Amount of Alternate Currency
                               Commitment
---------------------------------------------------------------------
Bank of Montreal               U.S.$8,000,000
---------------------------------------------------------------------









                           Canadian Borrower Addendum

                                                                     SCHEDULE II
                                                  to Alternate Currency Addendum
                                                           for Canadian Borrower


                                  MODIFICATIONS

1.       Business Day Definition:

         "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada.

2.       Interest Payment Dates:

         Interest shall be payable on each Canadian Prime Rate Alternate Currency Loan on the last Business Day of each calendar month.

3.       Interest Periods:  Same as Credit Agreement.

4.       Interest Rates:

                  (a) Canadian Prime Rate Alternate Currency Loans. Each Alternate Currency Loan to the Canadian Borrower for which no Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the date such Alternate Currency Loan is made to (but not including) the date such Alternate Currency Loan is repaid or converted into a Bankers' Acceptance Loan in accordance with the terms of Article II of the Credit Agreement and this Addendum at a rate per annum equal to the Canadian Prime Rate as in effect from time to time, changing as and when said Canadian Prime Rate changes; provided, however, after the occurrence and during the continuance of a Default, the provisions of
         Section 2.12(d) of the Credit Agreement shall be applicable.

                  (b) Interest Act (Canada). Notwithstanding any other provision of the Credit Agreement or this Addendum, if and to the extent that the laws of Canada are applicable to interest payable under the Credit Agreement or this Addendum, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% per annum (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced under the Credit Agreement and this Addendum, then, (a) the amount of any charges for the use of money, expenses, fees or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess, (b) any remaining excess that has been paid will be credited towards repayment of the principal amount and (c) any overpayment that may remain after such crediting will be returned forthwith on demand to the undersigned Borrower. In this provision, the terms "interest", "criminal rate" and "credit advanced" have the meaning ascribed to them in Section 347 of the Criminal Code of Canada. If and to the extent that the laws of Canada are applicable to interest payable under the Credit Agreement or this Addendum for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360- or 365-day year is equivalent, is the rate of



                           Canadian Borrower Addendum
         interest as determined herein multiplied by the number of days in such year divided by 360 or 365, as the case may be.


5.       Modifications to Interest Period Selection and Conversion Contained in
         Section 2.06:

         Notice of selection of Interest Period or conversion or continuation shall be given by the applicable Borrower as follows:

             Alternate Currency Loans: 10:00 a.m (Toronto time) two (2) Business Days prior.

         Any Conversion of a Bankers' Acceptance Advance shall be made on, and only on, the maturity date applicable thereto. In the event that a Bankers' Acceptance Advance is to be continued as a Bankers' Acceptance Advance, the Bankers' Acceptance Proceeds arising from the continued Bankers' Acceptance Advance shall be retained by the Swing Line Bank party to this Addendum to be applied by it to the face amount of the Bankers' Acceptance maturing on the date of such advance, and the Borrower shall pay to the Swing Line Bank party to this Addendum, on such date, an amount equal to the difference between the face amount at maturity of the maturing Bankers' Acceptance and the Bankers' Acceptance Proceeds of the Bankers' Acceptance to be issued. Notwithstanding anything to the contrary contained in the Credit Agreement or this Addendum, no Loan may be converted into or continued as a Bankers' Acceptance Advance when any Default or Event of Default has occurred and is continuing.

6.       Other:

         Additional Conditions Precedent: None.

         Termination Date for Addendum: None.

         Maximum Number of Interest Periods: None (other than as a result of the minimum borrowing amounts and increments).

         Prepayment Notices: The applicable Borrower shall be permitted to prepay the Alternate Currency Loans (other than Loans by way of Bankers' Acceptances) provided notice thereof is given to the Administrative Agent and the Swing Line Bank party to this Addendum not later than 10:00 a.m. (Toronto time) at least one (1) Business Day prior to the date of such prepayment. The applicable Borrower shall not be permitted to prepay Loans made by way of Bankers' Acceptances.




                           Canadian Borrower Addendum

                                                                    SCHEDULE III
                                                  to Alternate Currency Addendum
                                                           for Canadian Borrower


                                OTHER PROVISIONS



1.       Borrowing Procedures:

         (A) Notice of Borrowing of an Alternate Currency Loan hereunder (other than Loans by way of Bankers' Acceptances) shall be given by the applicable Borrower to the Administrative Agent not later than 11:00 a.m. (Chicago time) three (3) Business Days prior and the Administrative Agent shall give such notice to the Swing Line Lender party to this Addendum as follows:

                           Alternate Currency Loans: 11:00 a.m (Toronto time) two (2) Business Days prior.

         (B) Notice of Borrowing of (i) Loans to be made by way of Bankers' Acceptances, (ii) conversion of outstanding Canadian Prime Rate Alternate Currency Loans into Bankers' Acceptances, and
                  (iii) renewal of Loans outstanding by way of Bankers' Acceptances (which renewals shall be in the same form of Loan) shall be given by the applicable Borrower to the Administrative Agent and the Swing Line Bank party to this Addendum not later than 11:00 a.m. (Toronto time) two (2) Business Days prior. Such notice shall also state the term applicable to such Bankers' Acceptance.

2.       Funding Arrangements:

         (A) Minimum amounts/increments for Alternate Currency Loans (other than Loans by way of Bankers' Acceptances), repayments and prepayments:

                           Minimum amounts of 100,000 Canadian Dollars with increments of 100,000 Canadian Dollars in excess thereof.

         (B) Minimum amounts/increments for Loans by way of Bankers' Acceptances and repayments:

                           Minimum amounts of 1,000,000 Canadian Dollars with increments of 100,000 Canadian Dollars in excess thereof.


3.       Promissory Notes:  None required.







                           Canadian Borrower Addendum